      As filed with the Securities and Exchange Commission on June 5, 1998
                                                    Registration No. 333-[     ]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             BRANDYWINE REALTY TRUST
                            AND BRANDYWINE OPERATING
                                PARTNERSHIP, L.P.
             (Exact name of Registrant as specified in its charter)


              Brandywine Realty Trust - Maryland                               Brandywine Realty Trust - 23-2413352
      Brandywine Operating Partnership, L.P. - Delaware                Brandywine Operating Partnership, L.P. - 23-2862640
(State or other jurisdiction of incorporation or organization)                (I.R.S. Employer Identification No.)

                               16 Campus Boulevard
                       Newtown Square, Pennsylvania 19073
                                 (610) 325-5600
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Gerard H. Sweeney
                      President and Chief Executive Officer
                               16 Campus Boulevard
                       Newtown Square, Pennsylvania 19073
                                 (610) 325-5600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                          Michael H. Friedman, Esquire
                               Pepper Hamilton LLP
                              3000 Two Logan Square
                      Philadelphia, Pennsylvania 19103-2799
                                 (215) 981-4563
                                 ---------------

         Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement and from time to time as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                  Calculation of  Registration Fee
====================================================================================================================================
                                                                                           Proposed Maximum
  Title of Each Class of Securities          Amount to be          Proposed Maximum           Aggregate                Amount of
        to be Registered (1)                Registered (2)          Price Per Unit        Offering Price (2)        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Preferred Shares of Beneficial
Interest, par value $.01 per share (3)
Common Shares of Beneficial
Interest, par value $.01 per share (4)     $663,129,026 (6)              (7)(8)              $663,129,026 (7)           $200,948 (9)
Depositary Shares, representing
Preferred Shares (5).................
Preferred Share Warrants.............
Common Share Warrants................
Depositary Share Warrants............
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities                              $750,000,000              N.A. (10)               $750,000,000            $221,250 (10)
------------------------------------------------------------------------------------------------------------------------------------
Guarantees                                       (11)                     (11)                     (11)                     (11)
====================================================================================================================================

(1) The Debt Securities will be issued by Brandywine Operating Partnership, L.P. All other securities registered hereby will be issued by Brandywine Realty Trust. This Registration Statement also covers delayed delivery contracts which may be issued by Brandywine Realty Trust under which the counterpart may be required to purchase Preferred Shares, Common Shares or Depositary Shares. Such contracts may be issued together with the specific securities to which they relate. In addition, securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).

(3) Such indeterminate number of Preferred Shares as may from time to time be issued at indeterminate prices.

(4) Such indeterminate number of Common Shares as may from time to time be issued at indeterminate prices or issuable upon conversion of Preferred Shares or Depositary Shares registered hereunder.

(5) To be represented by Depositary Receipts representing an interest in all or a specified portion of a Preferred Share.

(6) Pursuant to Rule 429 under the Securities Act of 1933, as amended, all such securities, none of which have been sold, are being carried forward from the earlier Registration Statement of Brandywine Realty Trust on Form S-3 (No. 333-39155).

(7) Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for Common Shares that are issued upon conversion of Preferred Shares or Depositary Shares registered hereunder. The aggregate maximum offering price of Common Shares, Preferred Shares, Depository Shares and Warrants issued pursuant to this Registration Statement will not exceed $663,129,026. Pursuant to Rule 429 under the Securities Act of 1933, as amended, all such securities, none of which have been sold, are being carried forward from the earlier Registration Statement of Brandywine Realty Trust on Form S-3 (No. 333-39155).

(8) Omitted pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(9) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Such fee has been paid previously in connection with the earlier Registration Statement of Brandywine Realty Trust on Form S-3 (No. 333-39155) and is being carried forward.

(10) The proposed maximum offering price per unit has been omitted pursuant to Securities Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.

(11) Debt Securities rated below investment grade at the time of issuance by Brandywine Operating Partnership, L.P. will be accompanied by Guarantees to be issued by Brandywine Realty Trust. None of the proceeds will be received by Brandywine Realty Trust for the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate filing fee for the Guarantees is required.

================================================================================
The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The prospectus contained in this Registration Statement relates to and constitutes a Post-Effective Amendment to the Registration Statement on Form S-3 (No. 333-39155) of Brandywine Realty Trust, and it is intended to be the combined prospectus referred to in Rule 429 under the Securities Act of 1933, as amended.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    Preliminary Prospectus dated June 5, 1998
                              Subject to Completion


================================================================================


                             BRANDYWINE REALTY TRUST

                                  $663,129,026

         Preferred Shares, Common Shares, Depositary Shares and Warrants


                                   ----------


                     BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                  $750,000,000

                                 Debt Securities


================================================================================

                  We will provide specific terms of these securities in supplements to this prospectus.

                  You should read this prospectus and any supplement carefully before you invest.


                                   ----------


            See "Risk Factors" beginning on page 6 of this prospectus for certain factors relevant to an investment in these securities.


                                   ----------


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.




                    The date of this prospectus is [ ], 1998.

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----

ABOUT THIS PROSPECTUS....................................................3

WHERE YOU CAN FIND MORE INFORMATION......................................3

SUMMARY..................................................................4

RISK FACTORS.............................................................6

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE
     DISTRIBUTIONS......................................................14

USE OF PROCEEDS.........................................................14

DESCRIPTION OF DEBT SECURITIES..........................................15

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST............................25

DESCRIPTION OF DEPOSITARY SHARES........................................29

DESCRIPTION OF WARRANTS.................................................33

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S
     DECLARATION OF TRUST AND BYLAWS....................................33

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES.............................37

FEDERAL INCOME TAX CONSIDERATIONS.......................................39

PLAN OF DISTRIBUTION....................................................52

EXPERTS.................................................................53

LEGAL MATTERS...........................................................54

TAX MATTERS.............................................................54

                              ABOUT THIS PROSPECTUS

     This prospectus (this "Prospectus") is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities in one or more offerings. This Prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any prospectus supplement together with the additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.



                       WHERE YOU CAN FIND MORE INFORMATION

     Brandywine Realty Trust (collectively with its subsidiaries, the "Company") files, and Brandywine Operating Partnership, L.P. (the "Operating Partnership") will file, annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also photocopy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The registration statement on Form S-3 of which this Prospectus is a part contains important additional information not included in this Prospectus. Statements in the registration statement summarizing other documents are qualified by reference to such documents which have been filed as exhibits to the registration statement or other filings made with the SEC. The registration statement is available at the SEC's web site and public reference rooms.

     The SEC allows us to "incorporate by reference" the information which we file with them, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus and information which we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all of the securities.

     o The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     o The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     o The combined statements of revenues and certain expenses of the Green Hills Properties for the year ended December 31, 1996; the combined statements of revenues and certain expenses of Berwyn Park Properties for the year ended December 31, 1996; and the reports thereon of the Company's independent public accountants included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

     o The Company's Current Reports on Form 8-K/A No. 1 dated February 13, 1997; Form 8-K/A No. 2 dated February 24, 1997; Form 8-K/A No. 1 dated April 29, 1997; Form 8-K dated June 9, 1997; Form 8-K dated June 26, 1997; Form 8-K dated September 10, 1997; Form 8-K dated October 30, 1997; Form 8-K dated December 17, 1997; Form 8-K dated January 9, 1998; Form 8-K dated January 27, 1998; Form 8-K dated January 30, 1998; Form 8-K dated February 13, 1998; Form 8-K dated February 23, 1996; Form 8-K dated February 25, 1998; Form 8-K dated March 17, 1998; Form 8-K dated April 13, 1998; Form 8-K/A dated April 16, 1998; Form 8-K dated April 17, 1998; Form 8-K dated May 14, 1998; and Form 8-K dated June 3, 1998;

     o The description of the Common Shares contained in the Company's Registration Statement on Form 8-A dated October 14, 1997 and any other reports or amendments filed for the purpose of updating such description; and

     o The description of the Operating Partnership's general partnership units contained in its Registration Statement on Form 10 filed with the Commission pursuant to the Exchange Act, and any other reports or amendments filed for the purpose of updating such description.

     You may request a copy of these filings (not including the exhibits to such filings unless such exhibits are specifically incorporated by reference therein) at no cost, by writing or telephoning us at the following address:

                             Brandywine Realty Trust
                               16 Campus Boulevard
                                 Newtown Square
                               Pennsylvania 19073
                     Attention: Brad A. Molotsky, Secretary
                                 (610) 325-5600

     You should rely only on the information provided or incorporated by reference in this Prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.


                                     SUMMARY

     The following summary is qualified in its entirety by the more detailed descriptions and the financial information and statements, and the notes in such documents, appearing elsewhere and incorporated by reference in this Prospectus.

The Company and the Operating Partnership

     The Company is a self-administered, self-managed and fully integrated real estate investment trust ("REIT") active in acquiring, developing, redeveloping, leasing and managing primarily suburban office properties. As of June 1, 1998, the Company's portfolio included 151 office properties and 28 industrial facilities (collectively, the "Properties") that contained an aggregate of approximately 12.2 million net rentable square feet. Certain of the Properties serve as flex facilities, accommodating office use, warehouse space and research and development activities.

     As of June 1, 1998, the Company was in the process of developing two suburban office buildings that are expected to contain an aggregate of approximately 69,000 and 38,000 net rentable square feet, respectively, upon completion. The Company expects completion to occur during the fourth quarter of 1998. As of June 1, 1998, the Company also owned or held options to purchase approximately 302.5 acres of land for future development.

     In addition, as of June 1, 1998, the Company owned economic interests, ranging from 35% to 65%, in eight office development joint ventures (the "Development Entities"). Two of the Development Entities own two suburban office buildings that contain an aggregate of approximately 233,000 net rentable square feet. A Third Development Entity is in the process of constructing a suburban office building that is expected to contain approximately 85,000 net rentable square feet upon completion. The Company expects this building to be completed during 1998. As of June 1, 1998, the Development Entities also owned or held options to purchase approximately 46.8 acres of land for future development.

     The Company owns its assets and conducts its operations through the Operating Partnership and subsidiaries of the Operating Partnership. The Company is the sole general partner of the Operating Partnership and, as of June 1, 1998, held an approximately 97.4% interest in the Operating Partnership.

     The Company provides real estate management services through a management company (the "Management Company"). As of June 1, 1998, the Management Company managed approximately 12.2 million net rentable square feet (including 177 of the Properties). Through its ownership of preferred stock and common stock of the Management Company, the Operating Partnership is entitled to receive 95% of amounts paid as dividends by the Management Company.

     The Company was organized as a Maryland real estate investment trust in 1986. The Company's principal executive offices are located at 16 Campus Boulevard, Newtown Square, Pennsylvania 19073 and its telephone number is (610) 325-5600.

Securities Offered

     Pursuant to this Prospectus, the Company may offer any combination of the following securities (the "Equity Securities") with an aggregate public offering price of up to $663,129,026:

     o common shares of beneficial interest, $0.01 par value per share ("Common Shares");

     o one or more series of preferred shares of beneficial interest, $0.01 par value per share ("Preferred Shares");

     o one or more series of Preferred Shares represented by depositary shares ("Depositary Shares"); and

     o warrants to purchase Preferred Shares, Common Shares or Depository Shares ("Warrants").

     In addition, the Operating Partnership may offer one or more series of unsecured non-convertible debt securities (the "Debt Securities") with an aggregate public offering price of up to $750,000,000. If any Debt Securities are rated below investment grade at the time of issuance, they will be fully and unconditionally guaranteed by the Company (the "Guarantees"). We refer to the Equity Securities and Debt Securities collectively as the "Securities."

                                  RISK FACTORS

     This Prospectus contains forward-looking statements. These statements are identified by words such as "expect," "anticipate," "should" and words of similar import. Actual results may differ significantly from those expressed or implied by the forward-looking statements. Factors that might cause such a difference include the various risks set forth below that we believe are material to investors who purchase or own our securities. Before deciding to purchase the securities offered hereby, prospective investors should carefully consider the following information together with the other information contained in this Prospectus.

Our lack of geographic diversification ties our performance to the economic conditions of the Suburban Philadelphia Office and Industrial Market.

     The vast majority of our Properties are located in the Suburban Philadelphia Office and Industrial Market, which includes Berks, Bucks, Chester, Delaware, Lehigh, Montgomery and Northampton counties in Pennsylvania and Burlington and Camden counties in New Jersey. As we continue to grow, we intend to acquire more properties located in this market. Consequently, adverse economic conditions in this market could adversely affect our performance and ability to make distributions to shareholders. In addition, the concentration of our Properties in this market rather than in several markets may cause the risks associated with adverse economic conditions in this market to be magnified.

There can be no assurance that we will effectively manage our rapid growth.

     We have been growing rapidly. Since August 1, 1996, we have acquired 175 of the 179 Properties owned by us on June 1, 1998. We plan on managing this growth by applying our experience to newly acquired properties and expect to be successful in that effort. No assurances can be given, however, that we will succeed in our integration efforts or that newly acquired properties will perform as we expect. If we do not effectively manage our rapid growth, our cash flow and ability to make distributions to shareholders may be adversely affected.

Our ability to make distributions is subject to various risks.

     We pay regular distributions to our shareholders. Our ability to make distributions in the future will depend upon:

     o    the timing of future issuances of additional Common Shares;

     o    the performance of our Properties;

     o    expenditures with respect to existing and newly acquired properties;

     o    the amount of, and the interest rates on, our debt; and

     o the absence of significant expenditures relating to environmental or other regulatory matters.

Certain of these matters are beyond our control and any significant difference between our expectations and actual results could have a material adverse effect our cash flow and its ability to make or sustain distributions.

Our performance and the value of our securities are subject to risks associated with the real estate industry.

     In General. The economic performance and value of our Properties may be adversely affected by:

     o    changes in the national, regional and local economic climate;

     o local conditions, such as, an oversupply of, or a reduction in demand for, office properties

     o    the attractiveness of our Properties to tenants;

     o    competition from other available office and industrial properties;

     o    changes in market rental rates; and

     o    the need to periodically repair, renovate and relet space.

Our performance also depends on our ability to collect rent from tenants and to pay for adequate maintenance, insurance and other operating costs (including real estate taxes and utilities) which could increase over time. In addition, market factors causing a reduction in income from a property do not necessarily cause a corresponding reduction in the expenses related to such property.

     We may be unable to renew leases or relet space as leases expire. If our tenants fail to renew their leases upon expiration, we may be unable to relet the subject space. Even if the tenants do renew their leases or we can relet the space, the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Certain leases grant the tenants an early termination right upon payment of a termination penalty. While we have estimated the expenditures for new and renewal leases for 1998 and 1999, no assurances can be given as to the accuracy of such estimates. Any of these factors could have an adverse affect on our cash flow and ability to make distributions to shareholders.

     Financially distressed tenants may limit our ability to realize the value of our investments. Following a tenant's lease default, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment. In addition, a tenant may seek bankruptcy law protection which could cause the tenant's lease to be rejected. Tenant defaults or rejections could have an adverse affect on our cash flow and ability to make distributions to shareholders.

     We face significant competition from other real estate developers. We compete with a number of real estate developers, operators and institutions for tenants and acquisition opportunities. Some of these competitors have significantly greater resources than we do. No assurances can be given that this competition will not adversely affect our cash flow and ability to make distributions to shareholders.

     Because real estate is illiquid, we may not be able to sell properties when appropriate. Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. In addition, the Internal Revenue Code of 1986, as amended (the "Code"), limits our ability to sell properties held for fewer than four years. We have also agreed with certain of the sellers of properties to us not to resell the properties for varying periods of time. Purchase options and rights of first refusal held by certain tenants may limit our ability to sell certain properties. Any of these factors could adversely affect our cash flow and ability to make distributions to shareholders.

     Changes in the law may adversely affect our cash flow. Because increases in income and service taxes are generally not passed through to tenants under leases, such increases may adversely affect our cash flow and ability to make expected distributions to shareholders. The Properties are also subject to various federal, state and local regulatory requirements, such as those relating to fire and safety. Failure to comply with these requirements could result in the imposition of fines or damage awards to private litigants. While we believe that the Properties are currently in material compliance with all such requirements, there can be no assurance that these requirements will not change or that newly imposed requirements will not require significant unanticipated expenditures having an adverse affect on our cash flow and ability to make distributions to shareholders.

     Compliance with the Americans with Disabilities Act may adversely affect our cash flow. The Americans with Disabilities Act of 1990 (the "ADA") requires all public accommodations and commercial facilities to meet certain federal requirements related to access and use by disabled persons. Compliance with these requirements could require removal of access barriers and noncompliance could result in imposition of fines or a damage awards to private litigants. While we believe that the Properties are in material compliance with these requirements, we may incur additional costs to comply with the ADA. If required changes involved a greater expenditure than currently anticipated, our cash flow and ability to make distributions to shareholders could be adversely affected.

     By holding properties through the Operating Partnership and various joint ventures, we are exposed to certain additional risks. We own our Properties and our interests in the Development Entities through the Operating

Partnership. In the future, we expect to continue to participate with other entities in property ownership through joint ventures or partnerships. Partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present in direct investments. Such risks include:

          o    the potential bankruptcy of our partners or co-venturers;

          o a conflict between our business goals and those of our partners or co-venturers; and

          o actions taken by our partners or co-venturers contrary to our instructions or objectives, including our policy of maintaining the Company's REIT qualification.

We will, however, seek to maintain sufficient control of such partnerships and joint ventures to enable us to achieve our business objectives. Investors should be aware that there is no limitation under our organizational documents as to the amount of funds which we may invest in partnerships or joint ventures.

Future acquisitions may fail to perform in accordance with our expectations and may require development and renovation costs exceeding our estimates.

         We intend to continue acquiring office and industrial properties. Changing market conditions, however, including competition from others, may diminish our opportunities for making attractive acquisitions. Once made, our investments may fail to perform in accordance with our expectations. In addition, the estimated renovation and improvement costs incurred in bringing an acquired property up to market standards may exceed our estimates. We anticipate financing future acquisitions and renovations through a combination of advances under lines of credit and other forms of secured or unsecured financing. If new developments are financed through construction loans, there is a risk that, upon completion of construction, permanent financing for newly developed properties may not be available or may be available only on disadvantageous terms.

         While we have limited our business primarily to the Suburban Philadelphia Office and Industrial Market, recently we have begun to expand into new geographic markets. Our unfamiliarity with such new markets could adversely affect our operations in these new localities.

         In addition to acquisitions, we periodically consider developing, redeveloping and constructing office buildings and other commercial properties. Risks associated with development, redevelopment and construction activities include:

          o    the unavailability of favorable financing;

          o    the abandonment of such activities prior to completion;

          o    construction costs exceeding original estimates;

          o costs and construction and lease-up delays resulting in increased debt service expense and construction costs; and

          o insufficient occupancy rates and rents at a newly completed property causing a property to be unprofitable.

Development and redevelopment activities also require a substantial portion of our management's time and attention and are subject to risks relating to our inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations.

Our indebtedness subjects us to additional risks.

         Debt Financing and Existing Debt Maturities. We are subject to risks normally associated with debt financing, such as the insufficiency of cash flow to meet required payment obligations and the inability to refinance existing indebtedness. If our debt cannot be paid, refinanced or extended at maturity, in addition to our failure to repay our debt, we may not be able to make distributions to shareholders at all or at expected levels. Furthermore, if any refinancing is done at higher interest rates, the increased interest expense could adversely affect our cash flow and ability to make distributions to shareholders. In addition, if we do not meet our mortgage financings obligations, any properties securing such indebtedness could be foreclosed on, which would have a material adverse effect our cash flow and ability to make distributions and, depending on the number of properties foreclosed on, could threaten our continued viability.

         Risk of Rising Interest Rates and Variable Rate Debt. Increases in interest rates on variable rate indebtedness would increase our interest expense, which could adversely affect our cash flow and ability to make distributions to shareholders.

         No Limitation on Debt. Although we have adopted a policy that limits the Company's debt-to-total market capitalization ratio of to 50%, the Company's organizational documents do not contain any such numerical limitation. Accordingly, the Board of Trustees could leverage the Company in excess of such threshold. The increased debt service could adversely affect our cash flow and ability to make distributions and could increase the risk of default on our indebtedness.

The Company's ability to satisfy the Guarantees is dependent upon the Operating Partnership's performance.

         All operations of the Company are conducted by the Operating Partnership, and the only revenue-generating asset of the Company is its interest in the Operating Partnership. As a result, the Company is dependent upon the receipt of distributions or other payments from the Operating Partnership in order to meet its financial obligations, including its obligations under any Guarantees. Any Guarantees will be effectively subordinated to existing and future liabilities of the Operating Partnership. At June 1, 1998, the Operating Partnership had approximately $421.9 million of indebtedness outstanding, of which approximately $65.3 was secured and $356.6 was unsecured.

Our success as a REIT is dependent on compliance with Federal Income Tax requirements.

         Our failure to qualify as a REIT would have serious adverse consequences to our securityholders. We believe that, since 1986, the Company has qualified for taxation as a REIT for federal income tax purposes. We plan to continue to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. The determination that the Company is a REIT requires an analysis of various factual matters and circumstances that may not be totally within our control. For example, to qualify as a REIT, at least 95% of our gross income must come from certain sources that are itemized in the REIT tax laws. The Company is also required to distribute to shareholders at least 95% of its REIT taxable income (excluding capital gains). The fact that we hold our assets through the Operating Partnership and its subsidiaries further complicates the application of the REIT requirements. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress and the IRS might make changes to the tax laws and regulations, and the courts might issue new rulings that make it more difficult, or impossible, for the Company to remain qualified as a REIT. We do not believe, however, that any pending or proposed tax law changes would jeopardize our REIT status.

         To maintain REIT status, a REIT may not own more than 10% of the voting stock of any corporation, except for a qualified REIT subsidiary (which must be wholly-owned by the REIT) or another REIT. In order to comply with this rule, the Operating Partnership owns 5% of the voting common stock and all of the non-voting preferred stock of the Management Company. The Internal Revenue Service ("IRS"), however, could contend that the Operating Partnership's ownership of all of the non-voting preferred stock of the Management Company should be viewed as voting stock because of the Operating Partnership's substantial economic position in the Management Company. If successful in such a contention, the Company's status as a REIT would be lost and the Company would be subject to the consequences set forth below.

         Arthur Andersen LLP, special tax advisor to the Company, has given us an opinion to the effect that, beginning with its taxable year ended December 31, 1986, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years and that the Company's current method of organization and operation will enable it to continue to so qualify. See "Federal Income Tax Considerations -- General." The opinion of Arthur Andersen LLP is based on assumptions and factual representations made by us regarding the Company's ability to meet the requirements for qualification as a REIT and the opinion of Pepper Hamilton LLP that the shares of preferred stock issued by the Management

Company to the Operating Partnership do not constitute voting securities for purposes of the Investment Company Act of 1940, as amended. Such opinion is not binding on the IRS or any court. Moreover, Arthur Andersen LLP does not review or monitor the Company's compliance with the requirements for REIT qualification on an ongoing basis. We cannot guarantee that the Company will be qualified and taxed as a REIT, because the Company's qualification and taxation as a REIT will depend upon the Company's ability to meet, on an ongoing basis, the requirements imposed under the Code.

         If the Company fails to qualify as a REIT, the Company would be subject to federal income tax at regular corporate rates. Also, unless the IRS granted the Company relief under certain statutory provisions, the Company would remain disqualified as a REIT for four years following the year the Company first failed to qualify. If the Company failed to qualify as a REIT, the Company would have to pay significant income taxes and would therefore have less money available for investments or for distributions to shareholders. This would likely have a significant adverse affect of the value of our securities. In addition, the Company would no longer be required to make any distributions to shareholders. See "Federal Income Tax Considerations -- Failure to Qualify."

         In order to make the distributions required to maintain the Company's REIT status, we may need to borrow funds. To obtain the favorable tax treatment associated with REIT qualification, the Company generally will be required to distribute to its shareholders at least 95% of its annual REIT taxable income (excluding net capital gain). In addition, the Company will be subject to tax on its undistributed net taxable income and net capital gain and a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income plus 95% of its capital gain net income for the calendar year, plus certain undistributed amounts from prior years.

         We intend to make distributions to shareholders to comply with the distribution provisions of the Code and to avoid income and other taxes. The Company's income will consist primarily of the Company's share of the income of the Operating Partnership and the Company's cash flow will consist primarily of its share of distributions from the Operating Partnership. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income (of the Company or the Operating Partnership) and the effect of required debt amortization payments could require us to borrow funds on a short-term basis or liquidate funds on adverse terms to meet the REIT qualification distribution requirements.

         The failure of the Operating Partnership (or a subsidiary partnership) to be treated as a partnership would have serious adverse consequences to our securityholders. If the IRS were to successfully challenge the tax status of the Operating Partnership or any of its subsidiary partnerships for federal income tax purposes, the Operating Partnership or the affected subsidiary partnership would be taxable as a corporation. In such event, the Company would cease to qualify as a REIT and the imposition of a corporate tax on the Operating Partnership or a subsidiary partnership would reduce the amount of cash available for distribution from such partnership to the Company and its shareholders. See "Federal Income Tax Considerations - Income Taxation of the Operating Partnership, the Title Holding Partnerships and Their Partners."

          We do pay some taxes. Even if the Company qualifies as a REIT, we are required to pay certain federal, state and local taxes on our income and property. In addition, the Management Company is subject to federal, state and local income tax at regular corporate rates on its net taxable income derived form its management, leasing and related service business. If the Company has net income from a prohibited transaction, such income will be subject to a 100% tax. See "Federal Income Tax Considerations - Taxation of the Company as a REIT."

Environmental problems are possible and may be costly.

         Federal, state and local laws, ordinances and regulations may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or releases at such property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site. These costs may be substantial and the presence of such substances may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral.

         All of our Properties have been subject to a Phase I or similar environmental site assessment (which involves general inspections without soil sampling or groundwater analysis) completed by independent environmental consultants. Except with respect to 110 Summit Drive at the Whitelands Business Park in Exton, Pennsylvania (the "Whitelands Property") and the Affected Properties at Paint Works (as defined below), we are not aware of any environmental liability with respect to the Properties which we believe would have a material adverse affect on us.

         An environmental assessment has identified environmental contamination of potential concern with respect to the Whitelands Property. Petroleum products, solvents and heavy metals were detected in the groundwater. These contaminants are believed to be associated with debris deposited by third parties in a quarry formerly located on the Whitelands Property. The Whitelands Property previously appeared on the Comprehensive Environmental Response Compensation and Liability Information System List, a list maintained by the United States Environmental Protection Agency (the "EPA") of abandoned, inactive or uncontrolled hazardous waste sites which may require cleanup. The EPA conducted a preliminary assessment of the Whitelands Property in 1984, and subsequently the Whitelands Property was removed from the list. Although we can offer no assurance, we believe it unlikely that we will be required to undertake remedial action with respect to such contamination. However, if we were required to undertake remedial action on the Whitelands Property, we have been indemnified by Safeguard Scientifics, Inc. ("SSI") through August 2001 against the cost of such remediation up to approximately $2.0 million. If SSI failed to fulfill its indemnity obligations or if we were required to undertake remedial action after the expiration of the indemnity, the costs associated with any remediation could materially and adversely impact our cash flow and ability to make distributions to shareholders. Because we do not believe that any remediation at the Whitelands Property is probable, we have not accrued any amounts for any such potential liability.

         An environmental assessment has identified environmental contamination at land acquired by us as part of our acquisition of certain Properties that include 6 East Clementon and 1, 4, 5, 7 and 10 Foster Avenue and an adjacent parking lot. These Properties (the "Affected Properties") and certain non-affected Properties are commonly referred to as the Paint Works Corporate Center ("Paint Works"). Volatile organic compounds, semi-volatile organic compounds and metals were detected in the groundwater, surface soils and sub-surface soils, principally on land acquired by us which is adjacent to the buildings located on the Affected Properties. These contaminants are associated with the use by prior owners and operators of the properties and are believed to be associated with the historic use of the Affected Properties as a paint and varnish factory since the mid-nineteenth century. The Affected Properties have been the subject of investigation by the New Jersey Department of Environmental Protection ("NJDEP") since the mid-1970's. The NJDEP has issued two directives to the former owners and operators of the site, ordering them to investigate and remediate the contamination at the site. The NJDEP has also entered into two administrative consent orders (the "ACO's") with Sherwin-Williams, the former owner and operator primarily responsible for the environmental contamination at the site, pursuant to which Sherwin-Williams has agreed to investigate and commence certain remediation. The NJDEP has provided written assurances to the Company that the NJDEP will not require us to investigate or remediate the site so long as Sherwin-Williams continues to comply with the ACO's. In addition to the foregoing, the NJDEP has also issued a letter of non-applicability for the remainder of the Paint Works properties owned by us at the site. We have also been indemnified against Sherwin-Williams' failure to comply with the ACO's and from any migration of the aforesaid compounds onto the adjacent Company-owned properties which are not part of the Affected Properties by PWCCW, a New Jersey general partnership, and Robert K. Scarborough (collectively, "Scarborough"). If Sherwin-Williams ceases to comply with the ACO's and Scarborough fails to fulfill its indemnity, we could be responsible for costs associated with any remediation. Because the Company does not believe that the occurrence of both of these events is probable, we have not accrued any amounts for any such potential liability.

         We cannot give any assurance that existing environmental studies of our Properties reveal all environmental liabilities or that any prior owner of any such property did not create any material environmental condition unknown to us.

Some potential losses are not covered by insurance.

         We carry comprehensive liability, fire, extended coverage and rental loss insurance on all of our Properties. We believe the policy specifications and insured limits of these policies are adequate and appropriate. There are, however, certain types of losses, such as lease and other contract claims, that generally are not insured. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. In such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

We do not control the Management Company.

          While we own substantially all (95%) of the economic interest in the Management Company, to maintain our REIT qualification, certain of the executive officers of the Company indirectly hold 95% of the voting common stock of the Management Company. Therefore, we do not control the timing or amount of distributions by, or the management and operation of, the Management Company. As a result, decisions relating to the payment of distributions by, and the business policies and operations of, the Management Company could be adverse to our interests.

Management contracts with third parties may be terminated.

         We intend to selectively pursue the management of properties owned by third parties. Our management fee income, however, is subject to decline, at any time, because our management contracts with third parties are generally terminable upon limited notice, may fail to be renewed upon expiration and generate rental revenues based upon the then current real estate market conditions.

The Board of Trustees may change our policies without shareholder approval.

         The Board of Trustees controls our policies concerning investment, financing, borrowing and distribution, as well as our operational and growth activities. The Board of Trustees may amend or revise such policies or activities without notice to, or a vote of, the Company's shareholders. Such amendments or revisions may not fully serve the interests of all shareholders and could adversely affect our distributions, financial condition, results of operations or the market price of the Common Shares.

We are dependent upon our key personnel.

         We are dependent upon the efforts of our executive officers, particularly Anthony A. Nichols, Sr. and Gerard H. Sweeney. While we believe that we could replace our key personnel, the loss of their services could have an adverse affect on our operations. Although we have employment agreements with Messrs. Nichols and Sweeney, such agreements do not restrict their ability to become employed by a competitor following the termination of their employment with us.

Certain limitations exist with respect to a third party's ability to acquire us or effectuate a changes in control.

         Limitations imposed to protect our REIT status. In order to protect the Company against loss of its REIT status, the Company's Declaration of Trust limits any shareholder from owning more than 9.8% in value of the Company's outstanding shares, subject to certain exceptions. If you or anyone else acquires shares in excess of the ownership limit, we may:

               o    consider the transfer to be null and void;

               o    not reflect the transaction on our books;

               o    institute legal action to enjoin the transaction;

               o not pay dividends or other distributions with respect to those shares;

               o    not recognize any voting rights for those shares; and

               o consider the shares held in trust for the benefit of a person to whom such shares may be transferred.

         Limitation due to our ability to issue preferred shares. Our Declaration of Trust authorizes the Board of Trustees to issue Preferred Shares. The Board of Trustees may establish the preferences and rights of any Preferred Shares issued which could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our shareholders' best interests.

         Limitations imposed by the Business Combination Law. The Maryland General Corporation Law establishes special restrictions against "business combinations" between a Maryland real estate investment trust and "interested shareholders" or their affiliates unless an exemptions is applicable. An interested shareholder includes a person who beneficially owns, and an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of, ten percent or more of the voting power of our then-outstanding voting shares. Among other things, the law prohibits (for a period of five years) a merger and certain other transactions between the Company and an interested shareholder unless the Board of Trustees approved the transaction before the party become an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees and approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares or unless the Board of Trustees approved the transaction before the party in question became an interested shareholder. The business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our shareholders' best interests.

         Pursuant to the statute, we have previously exempted any business combination involving SSI, The Nichols Company ("TNC"), Gerard H. Sweeney or their affiliates (the Company's President and Chief Executive Officer) and any of their affiliates. As a result, SSI, TNC, Mr. Sweeney and their affiliates and associates (including Anthony A. Nichols, Sr., the Company's Chairman of the Board) may be able to enter into business combinations with the Company which may not be in the best interest of the shareholders. In addition, the Company has exempted any business combination involving the Commonwealth of Pennsylvania State Employees' Retirement System ("SERS") and a voting trust established for its benefit (the "SERS Voting Trust"), Morgan Stanley Asset Management Inc. and two funds (the "Morgan Stanley Funds") managed by it and any of their respective affiliates or associates. See "Certain Provisions of Maryland Law and the Company's Declaration of Trust and Bylaws Business Combinations."

         Limitations imposed by the Maryland Control Share Statute. The Maryland General Corporation Law provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. If voting rights are not approved at a meeting of shareholders or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The control share statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our shareholders' best interests.

         Pursuant to the statute, the Company has exempted acquisitions by SSI, TNC, and any current or future affiliate or associate of theirs from the control shares statute. As a result, SSI or TNC will be able to possess voting power not generally available to other persons. In addition, pursuant to the statute, the Company has exempted any and all acquisitions by SERS, the SERS Voting Trust, Morgan Stanley Asset Management Inc., the Morgan Stanley Funds and any of their respective current or future affiliates or associates from the control share statute.

Sales of a substantial number of Common Shares, or the perception that such sales could occur, could adversely affect prevailing prices for the Common Shares.

         As of June 1, 1998, the Company has reserved: (i) 998,439 Common Shares for issuance upon redemption of Operating Partnership Units and (ii) 2,805,808 Common Shares for issuance upon exercise of outstanding options and warrants. The Company's Declaration of Trust permits the Board of Trustees to increase the aggregate number of authorized shares of any class without shareholder approval. We cannot predict the effect that future sales of Company securities will have on the market price of the Common Shares.

The Issuance of Preferred Shares may adversely affect the rights of holders of Common Shares.

         Because the Board of Trustees has the power to establish the preferences and rights of each class or series of Preferred Shares, it may afford the holders in any series or class of Preferred Shares preferences, distributions, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares.

Fluctuations in market interest rates may affect the price of the Common Shares.

         One of the factors that influences the market price of the Common Shares in the public market is the annual distribution rate on the shares. Increasing market interest rates may lead prospective purchasers of the Common Shares to demand a higher annual distribution rate from future distributions. Such an increase in the required distribution may adversely affect the market price of Common Shares.

 RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

         The following table sets forth the ratios of earnings to fixed charges and preferred share distributions for the Company for each of the five years ended December 31, 1997, 1996, 1995, 1994 and 1993 and for the three months ended March 31, 1998 and 1997.

                             Brandywine Realty Trust
                Computation of Ratio of Earnings to Fixed Charges
                        and Preferred Share Distributions
                                 (in thousands)

                                                                                                   For the three months
                                                 For the years ended December 31,                     ended March 31,
                                     -----------------------------------------------------------  ------------------------
                                       1993        1994        1995        1996        1997          1997        1998
                                       ----        ----        ----        ----        ----          ----        ----
FIXED CHARGE COVERAGE RATIO (1)       N/A (2)       (3)         (3)         (3)        2.71          1.94        2.94
                                     ===========================================================  ========================

(1) The fixed charge coverage ratio represents the number of times fixed charges were covered by earnings. The ratio is computed by dividing fixed charges and preferred share distributions into earnings before extraordinary items, plus fixed charges. Fixed charges include interest expense and amortization of debt issuance costs.

(2) Ratio cannot be computed as there were no fixed charges during fiscal year 1993.

(3) Ratio calculated to be a less than one-to-one coverage. The amount of the deficiency to cover fixed charges is $563,000, $824,000 and $1,841,000 for the years 1996, 1995 and 1994, respectively.

         The following table sets forth the ratios of earnings to fixed charges for the Operating Partnership for the period August 22, 1996 to December 31, 1996, the year ended December 31, 1997 and for the three months ended March 31, 1998 and 1997.

                     Brandywine Operating Partnership, L.P.
                Computation of Ratio of Earnings to Fixed Charges
                                 (in thousands)

                                                                                                   For the three months
                                                       For the period            For the              ended March 31,
                                                     August 22, 1996 to         year ended        -----------------------
                                                     December 31, 1996      December 31, 1997        1997        1998
                                                    ---------------------  ---------------------     ----        ----
FIXED CHARGE COVERAGE RATIO (1)                             (2)                     2.92             2.87        2.96
                                                    =====================  =====================  ========================

(1) The fixed charge coverage ratio represents the number of times fixed charges were covered by earnings. The ratio is computed by dividing fixed charges into earnings before extraordinary items, plus fixed charges. Fixed charges include interest expense and amortization of debt issuance costs.

(2) Ratio calculated to be a less than one-to-one coverage. The amount of the deficiency to cover fixed charges is $26,000.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the accompanying prospectus supplement, the Company will contribute or otherwise transfer the net proceeds of any sale of any of its equity securities hereunder to the Operating Partnership in exchange for additional partnership interests in the Operating Partnership, the economic terms of which will be substantially identical to the Securities sold. The Operating Partnership will use such net proceeds and any net proceeds from the sale of any of its debt securities hereunder for general business purposes including, without limitation, the repayment of certain outstanding debt and the acquisition of office and industrial properties.

                         DESCRIPTION OF DEBT SECURITIES

General

         The Company conducts substantially all of its business, and indirectly holds substantially all of its interests in the Properties, through the Operating Partnership. Consequently, pursuant to this Prospectus, the Operating Partnership, and not the Company, may from time to time offer the Debt Securities. The Debt Securities will be direct unsecured obligations of the Operating Partnership and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Debt Securities will be issued under one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates. Senior Securities and Subordinated Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Operating Partnership and a trustee (a "Trustee"), which may be the same Trustee, and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the anticipated material provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities.

         Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable Indenture.

           If any Debt Securities issued by the Operating Partnership are rated below investment grade at the time of issuance, such Debt Securities will be fully and unconditionally guaranteed by the Company as to payment of principal, premium, if any, and interest (the "Guarantees").

Terms

         The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The indebtedness represented by Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Operating Partnership as described under "--Subordination." The particular terms of the Debt Securities offered by a prospectus supplement will be described in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the prospectus supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

         Except as set forth in any prospectus supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Operating Partnership or as set forth in the applicable Indenture or in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

         Each Indenture will provide that the Operating Partnership may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

         The following summaries set forth certain general terms and provisions of the Indentures and the Debt Securities. The prospectus supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

         (1) The title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

         (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

         (3) The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

         (4) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

         (5) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

         (6) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

         (7) The place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of such Debt Securities and the applicable Indenture may be served;

         (8) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Operating Partnership;

         (9) The obligation, if any, of the Operating Partnership to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

         (10) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

         (11) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

         (12) Whether such Debt Securities will be issued in certificated or book-entry form and, if in book entry form, the identity of the depository for such Debt Securities;

         (13) Whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

         (14) The applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable Indenture, or any modification thereof;

         (15) Whether and under what circumstances the Operating Partnership will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment;

         (16) Any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership, to the extent different from those described herein or set forth in the applicable Indenture with respect to such Debt Securities, and any change in the right of any Trustee or any of the holders to declare the principal amount of any of such Debt Securities due and payable;

         (17) With respect to any Debt Securities that provide for optional redemption or prepayment upon the occurrence of certain events (such as a change of control of the Operating Partnership),
                  (i) the possible effects of such provisions on the market price of the Operating Partnership's or the Company's securities or in deterring certain mergers, tender offers or other takeover attempts, and the intention of the Operating Partnership to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with such provisions; (ii) whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on such Debt Securities may be effectively subordinated; and (iii) the existence of any limitation on the Operating Partnership's financial or legal ability to repurchase such Debt Securities upon the occurrence of such an event (including, if true, the lack of assurance that such a repurchase can be effected) and the impact, if any, under the Indenture of such a failure, including whether and under what circumstances such a failure may constitute an Event of Default;

         (18) With respect to any Debt Securities rated below investment grade at the time of issuance, the Guarantees (the "Guaranteed Securities"); and

         (19) Any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

         If so provided in the applicable prospectus supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, any special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

         Except as described under "Merger, Consolidation or Sale of Assets" or as may be set forth in any prospectus supplement, the Debt Securities will not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of any such party, (ii) a change of control, or (iii) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the holders of the Debt Securities. In addition, subject to the limitations set forth under "Merger, Consolidation or Sale of Assets," the Operating Partnership may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership, that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Debt Securities. Restrictions on ownership and transfers of the Common Shares and Preferred Shares are designed to preserve the Company's status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Shares of Beneficial Interest--Restrictions on Transfer." Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

    The Company will fully, unconditionally and irrevocably guarantee the due and punctual payment of principal of, premium, if any, and interest on any Debt Securities rated below investment grade at the time of issuance by the Operating Partnership, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

Denomination, Registration and Transfer

         Unless otherwise described in the applicable prospectus supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

         Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Operating Partnership for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Operating Partnership for such purpose. Every Debt Security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trustee or the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Operating Partnership with respect to any series of Debt Securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of Debt Securities.

         Neither the Operating Partnership nor any Trustee shall be required (i) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of such mailing;
(ii) to register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) to issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

Merger, Consolidation or Sale of Assets

         The Indentures will provide that the Operating Partnership may, without the consent of the holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (i) either the Operating Partnership shall be the continuing entity, or the successor entity (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, shall expressly assume (A) the Operating Partnership's obligations to pay principal of (and premium, if any) and interest on all of the Debt Securities and (B) the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Operating Partnership or any subsidiary as a result thereof as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, no event of default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (iii) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

Certain Covenants

         Existence. Except as permitted under "--Merger, Consolidation or Sale of Assets," the Indentures will require the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business.

         Maintenance of Properties. The Indentures will require the Operating Partnership to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

         Insurance. The Indentures will require the Operating Partnership to cause each of its and its subsidiaries' insurable properties to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service.

         Payment of Taxes and Other Claims. The Indentures will require the Operating Partnership to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Operating Partnership or any subsidiary and
(ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

         Additional Covenants. Any additional covenants of the Operating Partnership with respect to any series of Debt Securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

         Unless otherwise provided in the applicable prospectus supplement, each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (ii) default in the payment of principal of (or premium, if any, on) any Debt Security of such series at its maturity; (iii) default in making any sinking fund payment as required for any Debt Security of such series; (iv) default in the performance or breach of any other covenant or warranty of the Operating Partnership contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed (except mortgage indebtedness) by the Operating Partnership or any of its subsidiaries in an aggregate principal amount in excess of $25,000,000 or under any indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (except mortgage indebtedness) by the Operating Partnership or any of its subsidiaries in an aggregate principal amount in excess of $25,000,000, whether such indebtedness exists on the date of such Indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any Significant Subsidiary of the Operating Partnership; and (vii) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         If an Event of Default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) the Operating Partnership shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee; and (ii) all events of default, other than the non- payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in such Indenture. The Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series; or (ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

         The Indentures will require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

         The Indentures will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

         The Indentures will provide that, subject to provisions in each Indenture relating to its duties in case of default, a Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

         Within 120 days after the close of each fiscal year, the Operating Partnership will be required to deliver to each Trustee a certificate, signed by one of several specified officers of the Operating Partnership, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indentures

         Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of any outstanding Debt Securities necessary to modify or amend the applicable Indenture with respect to such Debt Securities, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; (vi) modify or affect in any manner adverse to the holders of Guaranteed Securities the terms and conditions of the obligations of the Company in respect of the payment of principal, premium, if any, and interest on the Guaranteed Securities; or (vii) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

         The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Operating Partnership with certain restrictive covenants of the applicable Indenture.

         Modifications and amendments of an Indenture will be permitted to be made by the Operating Partnership and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes:
(i) to evidence the succession of another person to the Operating Partnership as obligor or the Company as guarantor under such Indenture; (ii) to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Operating Partnership in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of an Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under such Indenture; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series. In addition, with respect to Guaranteed Securities, without the consent of any holder of Guaranteed Securities, the Company, or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the Guaranteed Securities and the performance of every covenant of the Indenture on the part of the Operating Partnership to be performed or observed. Upon any such assumption, the Company or such subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Operating Partnership under the Indenture with the same effects if the Company or such subsidiary had been the issuer of the Guaranteed Securities and the Operating Partnership shall be released from all obligations and covenants with respect to the Guaranteed Securities. No such assumption shall be permitted unless the Company has delivered to the Trustee
(i) an officers' certificate and an opinion of counsel, stating, among other things, that the Guarantee and all other covenants of the Company in the Indenture remain in full force and effect and (ii) an opinion of independent counsel that the holders of Guaranteed Securities shall have no United States federal tax consequences as a result of such assumption, and that, if any Debt Securities are then listed on a stock exchange, that such Debt Securities shall not be delisted as a result of such assumption.

         The Indentures will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof; (ii) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above); (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such Indenture; and (iv) Debt Securities owned by the Operating Partnership or any other obligor upon the Debt Securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded.

         The Indentures will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the applicable Trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

         Notwithstanding the foregoing provisions, the Indentures will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

Subordination

         Unless otherwise provided in the applicable prospectus supplement, Subordinated Securities will be subject to the following subordination provisions.

         Upon any distribution to creditors of the Operating Partnership in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all Senior Debt (as defined below), but the obligation of the Operating Partnership to make payments of the principal of and interest on such Subordinated Securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Operating

Partnership receives notice of the default. After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt. The Subordinated Indenture will not restrict the amount of Senior Debt or other indebtedness of the Operating Partnership and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of Subordinated Indebtedness may recover less, ratably, than general creditors of the Operating Partnership.

         Senior Debt will be defined in the applicable Indenture as the principal of and interest on, or substantially similar payments to be made by the Operating Partnership in respect of, the following, whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created or assumed: (i) indebtedness of the Operating Partnership for money borrowed or represented by purchase-money obligations; (ii) indebtedness of the Operating Partnership evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement; (iii) obligations of the Operating Partnership as lessee under leases of property either made as part of any sale and leaseback transaction to which the Operating Partnership is a party or otherwise; (iv) indebtedness, obligations and liabilities of others in respect of which the Operating Partnership is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Operating Partnership has agreed to purchase or otherwise acquire; and (v) any binding commitment of the Operating Partnership to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (A) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks without preference to the Subordinated Securities; (B) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Operating Partnership to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated; and (C) the Subordinated Securities. There will not be any restrictions in any Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

         If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the Operating Partnership's most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

         Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

         The Indentures will provide that, unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership may elect either (i) to defease and discharge itself and the Company (if such Debt Securities are Guaranteed Securities) from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust) ("defeasance"); or (ii) to release itself and the Company (if such Debt Securities are Guaranteed Securities) from their obligations with respect to such Debt Securities under the applicable Indenture (being the restrictions described under "--Certain Covenants") or, if provided in the applicable prospectus supplement, their obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Operating Partnership or the Company (if the Debt Securities are Guaranteed Securities) with the applicable Trustee, in trust, of
                                      -23-
an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

         Such a trust will only be permitted to be established if, among other things, the Operating Partnership or the Company (if such Debt Securities are Guaranteed Securities) has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

         "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

         Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership or the Company (if such Debt Securities are Guaranteed Securities) has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security; or (ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; (ii) the European Currency Unit ("ECU") both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

         In the event the Operating Partnership effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (iv) under "--Events of Default, Notice and Waiver" with respect to specified sections of an Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (vii) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has
                                      -24-
been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership and the Company (if such Debt Securities are Guaranteed Securities) would remain liable to make payment of such amounts due at the time of acceleration.

         The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

No Conversion Rights

         The Debt Securities will not be convertible into or exchangeable for any shares of beneficial interest of the Company or any equity interest in the Operating Partnership.

Payment

         Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable prospectus supplement; provided, however, that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

         All moneys paid by the Operating Partnership to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of such Debt Security thereafter may look only to the Operating Partnership for payment thereof.

Global Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable prospectus supplement relating to such series.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

         The following summary of the terms of the shares of beneficial interest of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Bylaws of the Company, as amended, which are incorporated by reference into the Registration Statement of which this Prospectus is a part.

General

         The Declaration of Trust of the Company provides that the Company is authorized to issue up to 105,000,000 shares of beneficial interest of the Company ("Shares"), consisting of 100,000,000 Common Shares and 5,000,000 Preferred Shares. The Declaration of Trust may be amended by the Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized Shares of any class. The authorized Common Shares and Preferred Shares are available for future issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

         Both Maryland statutory law governing real estate investment trusts organized under Maryland law (the "Maryland REIT Law") and the Company's Declaration of Trust provide that no shareholder of the Company will be personally liable, by reason of his status as a shareholder of the Company, for any obligation of the Company. The Company's Bylaws further provide that the Company shall indemnify any shareholder or former shareholder against any claim or liability to which such shareholder may become subject by reason of his being or having been a shareholder, and that the Company shall reimburse each shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he has been made a party by reason of his status as such for all reasonable expenses incurred by him in connection with any such claim or liability. In addition, it is a requirement of the Declaration of Trust that all written contracts to which the Company is a party shall include a provision to the effect that shareholders shall not be personally liable thereon.

         The Declaration of Trust provides that, subject to the provisions of any class or series of preferred shares then outstanding and to the mandatory provisions of applicable law, the shareholders are entitled to vote only on the following matters: (i) election or removal of Trustees; (ii) amendment of the Declaration of Trust (other than an amendment to increase or decrease the aggregate number of authorized Shares of any class); (iii) a determination by the Trust to invest in commodities contracts (other than interest rate futures intended to hedge the Company against interest rate risk), engage in securities trading (as compared to investment) activities or hold properties primarily for sale to customers in the ordinary course of business; and (iv) a merger of the Company with another entity. Except with respect to the foregoing, no action taken by the shareholders of the Company at any meeting shall in any way bind the Board of Trustees.

Transfer Agent and Registrar

         The transfer agent and registrar for the Common Shares is The Bank of New York.

Shares

         Common Shares of Beneficial Interest

         Each outstanding Common Share entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. There is no cumulative voting in the election of Trustees, which means that, subject to such voting rights as may be granted by the Board of Trustees in connection with future issuances of Preferred Shares, the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election. Subject to such preferential rights as may be granted by the Board of Trustees of the Company in connection with the future issuance, if any, of Preferred Shares, holders of Common Shares are entitled to such distributions as may be declared from time to time by the Board of Trustees out of funds legally available therefor.

         Holders of Common Shares have no conversion, exchange, redemption or preemptive rights to subscribe to any securities of the Company. All outstanding Common Shares will be fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, subject to such preferential rights as may be granted by the Board of Trustees of the Company in connection with the future issuance, if any, of Preferred Shares, holders of Common Shares will be entitled to share ratably in the assets of the Company remaining after provision for payment of liabilities to creditors. All Common Shares have equal dividend, distribution, liquidation and other rights.

         Preferred Shares of Beneficial Interest

         The Preferred Shares authorized by the Company's Declaration of Trust may be issued from time to time in one or more series. Prior to the issuance of Preferred Shares of each such series, the Board of Trustees is required by the Maryland REIT Law and the Company's Declaration of Trust to set for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as are permitted by the Maryland REIT Law. Such rights, powers, restrictions and limitations could include the right to receive specified distributions and payments on liquidation prior to any such payments being made to the holders of Common Shares. Under certain circumstances, the issuance of Preferred Shares could have the effect of delaying, deferring or preventing a change of control of the Company and may adversely affect the voting and other rights of the holders of the Common Shares.

         Classification or Reclassification of Preferred Shares

         The Declaration of Trust authorizes the Trustees to classify or reclassify, in one or more series, any unissued Preferred Shares by setting or changing the number of Preferred Shares constituting such series and the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such Preferred Shares.

Preferred Shares

         The prospectus supplement relating to any Preferred Shares offered thereby will contain the specific terms thereof, including, without limitation:

         (1) The title and stated value of such Preferred Shares;

         (2) The number of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

         (3) The distribution rate(s), period(s) and /or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

         (4) The date from which distributions on such Preferred Shares shall accumulate, if applicable;

         (5) The procedures for any auction and remarketing, if any, for such Preferred Shares;

         (6) The provision for a sinking fund, if any, for such Preferred
Shares;

         (7) The provision for redemption, if applicable, of such Preferred Shares;

         (8) Any listing of such Preferred Shares on any securities exchange;

         (9) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common Shares of the Company, including the conversion price (or manner of calculation thereof);

         (10) Whether interests in such Preferred Shares will be represented by Depositary Shares;

         (11) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

         (12) A discussion of all material federal income tax considerations, if any, applicable to such Preferred Shares that are not discussed in this Prospectus;

         (13) The relative ranking and preferences of such Preferred Shares as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

         (14) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

         (15) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

Restrictions on Transfer

         For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year and Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year).

         Because the Board of Trustees believes it is at present essential for the Company to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, contains provisions that restrict the number of Shares that a person may own and that are designed to safeguard the Company against an inadvertent loss of REIT status. In order to prevent any shareholder from owning Shares in an amount that would cause more than 50% in value of the outstanding Shares to be held by five or fewer individuals, the Board, pursuant to authority granted in the Declaration of Trust, has passed a resolution that, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding Shares, except for Safeguard Scientifics, Inc. ("SSI") which, pursuant to a separate agreement with the Company, may own no more than 14.75% in value of the outstanding Shares (the "Ownership Limit"). The Board of Trustees, subject to limitations, retains the authority to effect additional increases to, or establish exemptions from, the Ownership Limit. The Board of Trustees, pursuant to authority granted in the Declaration of Trust, has passed a resolution that provides that, for purposes of determining applicable ownership limitations: (i) the beneficiaries of SERS (in accord with their actuarial interests therein), and not SERS or the SERS Voting Trust, shall be deemed the direct owners of Shares held by the SERS Voting Trust, and (ii) the owners of the Morgan Stanley Funds (in proportion to their ownership therein), and not such Morgan Stanley Funds nor a related entity, shall be deemed the direct owners of Shares held by such Morgan Stanley Funds.

         In addition, pursuant to the Declaration of Trust, no purported transfer of Shares may be given effect if it would result in ownership of all of the outstanding Shares by fewer than 100 persons (determined without any reference to the rules of attribution) or result in the Company being "closely held" within the meaning of Section 856(h) of the Code (the "Ownership Restrictions"). In the event of a purported transfer or other event that would, if effective, result in the ownership of Shares in violation of the Ownership Limit or the Ownership Restrictions, such transfer would be deemed void ab initio and such Shares would automatically be exchanged for "Excess Shares" authorized by the Declaration of Trust, according to rules set forth in the Declaration of Trust, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of Shares in violation of the Ownership Limit or the Ownership Restrictions.

         Holders of Excess Shares are not entitled to voting rights (except to the extent required by law), dividends or distributions. If, after the purported transfer or other event resulting in an exchange of Shares for Excess Shares and prior to the discovery by the Company of such exchange, dividends or distributions are paid with respect to Shares that were exchanged for Excess Shares, then such dividends or distributions would be repayable to the Company upon demand. While outstanding, Excess Shares would be held in trust by the Company for the benefit of the ultimate transferee of an interest in such trust, as described below. While Excess Shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such Excess Shares only to a person whose ownership of the Shares would not violate the Ownership Limit or the Ownership Restrictions, at which time the Excess Shares would be automatically exchanged for Shares of the same type and class as the Shares for which the Excess Shares were originally exchanged. The Declaration of Trust contains provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Shares may not receive in return for such a transfer an amount that reflects any appreciation in the Shares for which such Excess Shares were exchanged during the period that such Excess Shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received would be required to be turned over to the Company.

         The Declaration of Trust also provides that Excess Shares shall be deemed to have been offered for sale to the Company, or its designee, which shall have the right to accept such offer for a period of 90 days after the later of: (i) the date of the purported transfer or event which resulted in an exchange of Shares for such Excess Shares; and (ii) the date the Board of Trustees determines that a purported transfer or other event resulting in an exchange of Shares for such Excess Shares has occurred if the Company does not receive notice of any such transfer. The price at which the Company may purchase such Excess Shares would be equal to the lesser of: (i) in the case of Excess Shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such Excess Shares or, in the case of Excess Shares resulting from some other event, the market price of such Shares on the date of the automatic exchange for Excess Shares; or (ii) the market price of such Shares on the date that the Company accepts such Excess Shares. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Company that such Shares have been transferred in violation of the provisions of the Declaration of Trust shall be repaid to the Company upon demand. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring or holding such Excess Shares and to hold such Excess Shares on behalf of the Company.

         The Trustees may waive the Ownership Restrictions if evidence satisfactory to the Trustees and the Company's tax counsel or tax accountants is presented showing that such waiver will not jeopardize the Company's status as a REIT under the Code. As a condition of such waiver, the Trustees may require that an intended transferee give written notice to the Company, furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Trustees and/or an undertaking from the applicant with respect to preserving the status of the Company. The Ownership Restrictions will not apply if the Company determines that it no longer will attempt to qualify, or continue to qualify, as a REIT. Any transfer of Shares, or any security convertible into Shares that would: (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit; or (ii) result in the violation of the Ownership Restrictions will be void with respect to the intended transferee and will result in Excess Shares as described above.

         Neither the Ownership Restrictions nor the Ownership Limit will be automatically removed even if the REIT provisions of the Code are changed so as no longer to contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Restrictions would require an amendment to the Declaration of the Trust. Amendments to the Declaration require the affirmative vote of holders owning not less than a majority of the outstanding Shares entitled to vote thereon. In addition to preserving the Company's status as a REIT, the Ownership Restrictions and the Ownership Limit may have the effect of precluding an acquisition of control of the Company without the approval of the Board of Trustees.

         All persons who own, directly or by virtue of the applicable attribution provisions of the Code, more than 4.0% of the value of any class of outstanding Shares, must file an affidavit with the Company containing the information specified in the Declaration by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Trustees deem necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         The Ownership Limit could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders of the Company.

         All certificates representing Shares that are hereafter issued will bear a legend referring to the restrictions and limitations described above.


                        DESCRIPTION OF DEPOSITARY SHARES

General

         The Company may issue receipts ("Depositary Receipts") for the Depository Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Shares, as specified in the applicable prospectus supplement. Preferred Shares of each series represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among the Company, the depositary named therein (the "Preferred Share Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the Preferred Shares represented by such Depositary Shares (including distribution, voting, conversion, redemption and liquidation rights).

         The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Shares by the Company to the Preferred Share Depositary, the Company will cause the Preferred Share Depositary to issue, on behalf of the Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the following summary of the form thereof filed as an exhibit to the Registration Statement of which this Prospectus is a part is qualified in its entirety by reference to these documents.

Distributions

         The Preferred Share Depositary will distribute all cash distributions received in respect of the Preferred Shares to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Share Depositary.

         In the event of a distribution other than in cash, the Preferred Share Depositary will distribute property received by it to the record holders of Depositary Receipts entitled to such distributions, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Share Depositary, unless the Preferred Share Depositary determines that it is not feasible to make such distribution, in which case the Preferred Share Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

         No distribution will be made in respect of any Depositary Share to the extent that it represents any Preferred Shares converted into Excess Shares.

Withdrawal of Shares

         Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Share Depositary (unless the related Depositary Shares have previously been called for redemption or converted into Excess Shares), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional Preferred Shares and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Shares on the basis of the proportion of the Preferred Shares represented by each Depositary Share as specified in the applicable prospectus supplement, but holders of such Preferred Shares will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of Preferred Shares to be withdrawn, the Preferred Share Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Redemption of Depositary Shares

         Whenever the Company redeems Preferred Shares held by the Preferred Share Depositary, the Preferred Share Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Shares so redeemed, provided the Company shall have paid in full to the Preferred Share Depositary the redemption price of the Preferred Shares to be redeemed plus an amount equal to any accrued and unpaid distributions thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Shares. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company that will not result in the issuance of any Excess Shares.

         From and after the date fixed for redemption, all distributions in respect of the Preferred Shares so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the Preferred Share Depositary.

Voting of the Preferred Shares

         Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the Preferred Share Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Shares. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Preferred Share Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder's Depositary Shares. The Preferred Share Depositary will vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Share Depositary in order to enable the Preferred Share Depositary to do so. The Preferred Share Depositary will abstain from voting the amount of Preferred Shares represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Share Depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Share Depositary.

Liquidation Preference

         In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each Preferred Share represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

         The Depositary Shares, as such, are not convertible into Common Shares or any other securities or property of the Company, except in connection with certain conversions in connection with the preservation of the Company's status as a REIT. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Share Depositary with written instructions to the Preferred Share Depositary to instruct the Company to cause conversion of the Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipts into whole Common Shares, other Preferred Shares (including Excess Shares) of the Company or other shares of beneficial interest, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Shares to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. No fractional Common Shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

         The form of Depositary Receipt evidencing the Depositary Shares which represent the Preferred Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Share Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Depositary Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

         The Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Preferred Share Depositary if: (i) such termination is necessary to assist in maintaining the Company's status as a REIT or (ii) a majority of each series of Preferred Shares affected by such termination consents to such termination, whereupon the Preferred Share Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional Preferred Shares as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Preferred Share Depositary with respect to such Depositary Receipts. The Company has agreed that if the Deposit Agreement is terminated to assist in maintaining the Company's status as a REIT, then, if the Depositary Shares are listed on a national securities exchange, the Company will use its best efforts to list the Preferred Shares issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the Deposit Agreement will automatically terminate if: (i) all outstanding Depositary Shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Shares or (iii) each share of the related Preferred Shares shall have been converted into shares of beneficial interest of the Company not so represented by Depositary Shares.

Charges of Preferred Share Depositary

         The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Share Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the Preferred Share Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

         The Preferred Share Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Share Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Share Depositary. A successor Preferred Share Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

         The Preferred Share Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Share Depositary with respect to the related Preferred Shares.

         Neither the Preferred Share Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Share Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Shares represented by the Depositary Shares), gross negligence or willful misconduct, and the Company and the Preferred Share Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or Preferred Shares represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Share Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Shares represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

         In the event the Preferred Share Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Share Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                             DESCRIPTION OF WARRANTS

         The Company may issue Warrants to purchase of Preferred Shares, Depositary Shares or Common Shares. Warrants may be issued independently or together with any Securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a specified warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

         The applicable prospectus supplement will describe the following terms, where applicable, of the Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currencies in which the price or prices of such Warrants may be payable; (v) the designation, amount and terms of the Securities purchasable upon exercise of such Warrants; (vi) the designation and terms of the other Securities with which such Warrants are issued and the number of such Warrants issued with each such security; (vii) if applicable, the date on and after which such Warrants and the Securities purchasable upon exercise of such Warrants will be separately transferable; (viii) the price or prices at which and currency or currencies in which the Securities purchasable upon exercise of such Warrants may be purchased; (ix) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (x) the minimum or maximum amount of such Warrants which may be exercised at any one time; (xi) information with respect to book-entry procedures, if any; (xii) a discussion of certain Federal income tax considerations; and (xiii) any other material terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                    CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                  THE COMPANY'S DECLARATION OF TRUST AND BYLAWS

         The following summary of certain provisions of Maryland law and of the Declaration of Trust and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Declaration of Trust and Bylaws of the Company, as amended, which are incorporated by reference into this Registration Statement.

Duration

         Under the Company's Declaration of Trust, the Company has a perpetual term and will continue perpetually subject to the authority of the Board of Trustees to terminate the Company's existence and liquidate its assets and subject to termination pursuant to the Maryland REIT Law.

Board of Trustees

         The Company's Declaration of Trust provides that the number of Trustees of the Company shall not be less than three nor more than 15. Any vacancy (including a vacancy created by an increase in the number of Trustees) will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees (although less than a quorum). The Trustees will each serve for a term of one year (except that an individual who has been elected to fill a vacancy will hold office only until the next annual meeting of shareholders and until his successor has been duly elected and qualified).

         The Declaration of Trust provides that a Trustee may be removed from office only at a meeting of the shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares entitled to vote in the election of Trustees; provided, however, that in the case of any Trustees elected solely by holders of a series of Preferred Shares, such Trustees may be removed by the affirmative vote of a majority of the Preferred Shares of that series then outstanding and entitled to vote in the election of Trustees, voting together as a single class.

Meetings of Shareholders

         The Declaration of Trust requires the Company to hold an annual meeting of shareholders for the election of Trustees and the transaction of any other proper business. Special meetings of shareholders may be called upon the written request of shareholders holding at least 10% of the Common Shares. Special meetings of shareholders may also be called by the holders of Preferred Shares to the extent, if any, determined by the Board of Trustees in connection with the establishment of a class or series of Preferred Shares. Any action required or permitted to be taken by shareholders must be taken at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing of shareholders.

Business Combinations

         Under the MGCL, as applicable to Maryland real estate investment trusts, certain "business combinations" (including certain mergers, consolidations, share exchanges, or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland real estate investment trust and an Interested Shareholder or an affiliate of the Interested Shareholder are prohibited for five (5) years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be: (a) recommended by the trustees of such trust and (b) approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust; and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. An amendment to a Maryland REIT's declaration of trust electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group, and two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares of beneficial interest held by Interested Shareholders. Any such amendment shall not be effective until 18 months after the vote of shareholders and does not apply to any business combination of the trust with an Interested Shareholder on the date of the shareholder vote. The Board of Trustees has exempted any business combinations involving SSI, TNC, Gerard H. Sweeney and their respective affiliates from the business combination provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any of them and the Company. As a result, SSI, TNC, Gerard
H. Sweeney and their respective affiliates may be able to enter into business combinations that may not be in the best interest of the shareholders without compliance by the Company with the super-majority vote requirements and the other provisions of the statute. In addition, the Company has exempted any business combination involving SERS or the SERS Voting Trust and any of their respective existing or future affiliates and Morgan Stanley Asset Management Inc. and the Morgan Stanley Funds and any of their respective existing or future affiliates from the business combination provisions of the MGCL.

         The business combination statute could have the effect of delaying, deferring or preventing offers to acquire the Company and of increasing the difficulty of consummating any such offer.

Control Share Acquisitions

         The MGCL, as applicable to Maryland real estate investment trusts, provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter by shareholders, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust in question. "Control shares" are voting shares of beneficial interest which, if aggregated with all other shares previously acquired by such acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise the voting power in the election of trustees within one of the following ranges of voting power: (a) one-fifth or more but less than one-third, (b) one-third or more but less than a majority, or (c) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the trust's board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

         The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. Pursuant to the statute, the Company has exempted any and all acquisitions of Shares by SSI, TNC and any current or future affiliate or associate of theirs from the control share provisions of the MGCL. As a result, SSI or TNC and their affiliates will be able to possess voting power not generally available to other persons and the effect may be to further enhance their ability to control the Company. In addition, pursuant to the statute, the Company has exempted any and all acquisitions of Shares by SERS and the SERS Voting Trust and any of their respective current or future affiliates or associates and Morgan Stanley Asset Management Inc. and the Morgan Stanley Funds and any of their respective current or future affiliates or associates from the control share provisions of the MGCL.

         The control share acquisition statute could have the effect of delaying, deferring or preventing offers to acquire the Company and of increasing the difficulty of consummating any such offer.

Amendment to the Declaration of Trust

         The Company's Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon, except for the provisions of the Declaration of Trust relating to (i) increases or decreases in the aggregate number of Shares of any class (which may be made by the Board of Trustees without shareholder approval) and (ii) the MGCL provisions on business combinations, amendment of which requires the affirmative vote of the holders of not less than 80% of the Shares then outstanding and entitled to vote. In addition, in the event that the Board of Trustees shall have determined, with the advice of counsel, that any one or more of the provisions of the Company's Declaration of Trust (the "Conflicting Provisions") are in conflict with the Maryland REIT Law, the Code or other applicable Federal or state law(s), the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment thereof.

Termination of the Company and REIT Status

         Subject to the rights of any outstanding Preferred Shares and to the provisions of the Maryland REIT Law, the Company's Declaration of Trust permits the Board of Trustees to terminate the Company and to discontinue the election of the Company to be taxed as a REIT.

Transactions Between the Company and its Trustees or Officers

         The Company's Declaration of Trust provides that any contract or transaction between the Company and one or more Trustees, officers, employees or agents of the Company must be approved by a majority of the Trustees who have no interest in the contract or transaction.

Limitation of Liability and Indemnification

         The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

         The Company's Bylaws require it to indemnify, without requiring a preliminary determination of the ultimate entitlement to indemnification, (a) any present or former Trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (b) any present or former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or
(iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (c) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Company's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trustee, officer or shareholder made a party to a proceeding by reason of his status as a Trustee, officer or shareholder provided that, in the case of a Trustee or officer, the Company shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and
(ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met. The Company's Bylaws also (i) permit the Company, with the approval of its Trustees, to provide indemnification and payment or reimbursement of expenses to a present or former Trustee, officer or shareholder who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations.

         The limited partnership agreement of the Operating Partnership also provides for indemnification by the Operating Partnership of the Company, as general partner, and its Trustees and officers for any costs, expenses or liabilities incurred by them by reason of any act performed by them for or on behalf of the Operating Partnership or the Company; provided that such person's actions were taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Maryland Asset Requirements

         To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agricultural, horticultural or similar purposes.

                   POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

         The following is a discussion of certain investment, financing and other policies of the Company. These policies have been determined by the Company's Board of Trustees and may be amended or revised from time to time by the Board of Trustees without a vote of shareholders. No assurance can be given that the Company's investment objectives will be attained or that the value of the Company will not decrease.

Investment Policies

         Investments in Real Estate or Interests in Real Estate. The Company's business objective is to increase cash available for distribution and to maximize shareholder value by: (i) maximizing cash flow through leasing strategies designed to capture potential rental growth as rental rates increase and as below-market leases are renewed; (ii) ensuring a high tenant retention rate through an aggressive tenant services program responsive to the varying needs of the Company's diverse base of tenants; (iii) broadening its geographic and economic diversification while maximizing economies of scale; (iv) acquiring high-quality office and industrial properties and portfolios of such properties at attractive yields in selected submarkets within the Mid-Atlantic region (including Delaware, Maryland, New Jersey, New York, Ohio, Pennsylvania, Virginia and the District of Columbia), which management expects will experience economic growth; (v) capitalizing on management's redevelopment expertise to selectively acquire, redevelop and reposition underperforming properties in desirable locations; (vi) acquiring land in anticipation of developing office or industrial properties on a build-to-suit basis, under circumstances where significant pre-leasing can be arranged or as otherwise warranted by market conditions; (vii) enhancing the Company's investment strategy through the pursuit of joint venture opportunities with high quality partners having attractive real estate holdings or significant financial resources; and (viii) optimizing the use of debt and equity financing to create a flexible and conservative capital structure that will enable the Company to continue its aggressive growth strategy.

         As a result of its business objective of increasing cash available for distribution and maximizing shareholder value, the Company has recently experienced rapid growth. Between January 1, 1997 and June 1, 1998 the Company has acquired 117 office properties containing approximately 8.6 million net rentable square feet and 25 industrial facilities containing approximately 1.7 million net rentable square feet and, together with the Development Entities, has acquired ownership of, or rights to acquire, approximately 349.3 acres of undeveloped land. The aggregate purchase price for the 142 Properties acquired by the Company between January 1, 1997 and June 1, 1998 was approximately $986.4 million. The Company believes that, through the expertise and extensive relationships of its management and its flexible capital structure, it will continue to identify and capitalize on substantial opportunities for additional real estate investments from a variety of sources, including institutional and private holders of real estate seeking liquidity or reduction in their holdings or tax-deferred dispositions.

         The Company expects to continue to concentrate its real estate activities in submarkets within the Mid-Atlantic region where it believes that:
(i) barriers to entry (such as zoning restrictions, infrastructure limitations and limited developable land) are likely to create supply constraints on office and industrial space; (ii) current market rents do not justify new construction;
(iii) it can maximize market penetration by accumulating a critical mass of properties and thereby enhance operating efficiencies; and (iv) there is potential for economic growth.

         The Company may develop, purchase or lease income-producing properties for long-term investment, expand and improve the Properties presently owned or other properties purchased, or sell such properties, in whole or in part, when circumstances warrant. Although there is no limitation on the types of development activities that the Company may undertake, the Company expects that its development activities will generally be on a build-to-suit basis for particular tenants, or where a significant portion of the building is pre-leased before construction begins. The Company may also participate with other entities in property ownership and development through joint ventures, such as the Development Entities, or other types of co-ownership. Equity investments may be subject to existing or future mortgage financing and other indebtedness that will have priority over the equity interests in the Company.

         Securities of or Interests in Entities Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Company also may invest in securities of other REITS, other entities engaged in real estate activities or securities of other issuers. The Company may enter into additional joint ventures or partnerships for the purpose of obtaining an equity interest in a particular property in accordance with the Company's investment policies.

         Investments in Real Estate Mortgages. While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in commercial real estate, the Company may, in the discretion of the Board of Trustees, invest in other types of equity real estate investments, mortgages and other real estate interests. The Company may also invest in participating or convertible mortgages if the Company concludes that it may benefit from the cash flow or any appreciation in the value of the property.

         Investment through the Operating Partnership. The Company has made no determination to conduct all of its activities through the Operating Partnership. As of the date of this Prospectus, the Company owns all of the Properties or the economic interest therein indirectly through the Operating Partnership. Although the Partnership Agreement of the Operating Partnership contains no provision restricting the Company's ability to acquire additional properties outside the Operating Partnership, the Partnership Agreement provides that if the Company acquires additional properties outside the Operating Partnership, the percentage of administrative fees of the Company allocated to the Operating Partnership will be reduced to an amount that is fair and equitable under the circumstances.

Dispositions

         The Company does not currently intend to dispose of any of the Properties (other than an approximately 156,000 net rentable square foot office property located in Ohio which is the subject of an agreement of sale) although it reserves the right to do so if, based upon management's periodic review of the Company's portfolio, the Board of Trustees determines that such action would be in the best interests of the Company.

Financing Policies

         The Company has adopted a policy to operate with a ratio of debt-to-total market capitalization (i.e., the total consolidated debt of the Company as a percentage of the market value of issued and outstanding Shares and Units plus total consolidated debt) of not more than 50%. The Company's Declaration of Trust and Bylaws do not, however, limit the amount or percentage of indebtedness that the Company may incur. In addition, the Company may, from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of its Common Shares, growth opportunities and other factors. Accordingly, the Company may increase or decrease its debt-to-market capitalization ratio beyond the limit described above. To the extent that the Board of Trustees decides to obtain additional capital, the Company may raise such capital through additional equity offerings (including offerings of senior or convertible securities), debt financings or retention of cash flow (subject to provisions in the Code concerning taxability of undistributed REIT income), or a combination of these methods. Borrowing may be unsecured or secured by any or all of the assets of the Company, the Operating Partnership or any existing or new property-owning partnership and may have full or limited recourse to all or any portion of the assets of the Company, the Operating Partnership or any existing or new property-owning partnership. Indebtedness incurred by the Company may be in the form of bank borrowing, purchase money obligations to sellers of the properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders. The proceeds from any borrowing by the Company may be used for working capital, to refinance existing indebtedness, to finance acquisition, expansion or development of new properties and for the payment of distributions. The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

         The Company has established its debt policy relative to the total market capitalization of the Company rather than relative to the book value of its assets. The Company has used total market capitalization because it believes that the book value of its assets (which to a large extent is the depreciated value of real property, the Company's primary tangible asset) does not accurately reflect its ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. The Company will also consider factors other than market capitalization in making decisions regarding the incurrence of indebtedness, such as the purchase price of properties to be acquired with debt financing, the estimated market value of its properties upon refinancing and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service.

Working Capital Reserves

         The Company will maintain working capital reserves (and when not sufficient, access to borrowings) in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the Company's business and investments.

Conflict of Interests Policies

         The Company has not adopted any formal or informal policies intended to eliminate the influence of conflicts of interest. Under the Company's Declaration of Trust, a transaction effected by the Company or any entity controlled by the Company in which a Trustee or officer has a financial interest may only be consummated if the transaction is first approved by a majority of the Trustees who have no interest in the transaction.

Policies with Respect to Other Activities

         The Company has authority to offer Common Shares, Preferred Shares, senior securities or options to purchase shares in exchange for property and, to the extent permitted by applicable law, to repurchase or otherwise acquire its Common Shares or other securities in the open market or otherwise and may engage in such activities in the future. The Board of Trustees has no present intention of causing the Company to repurchase any Common Shares. The Company expects (but is not obligated) to issue Common Shares to holders of Units in the Operating Partnership upon exercise of their redemption rights. The Company may issue Preferred Shares from time to time, in one or more series, as authorized by the Board of Trustees without the need for shareholder approval. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of issuers, nor has the Company invested in the securities of issuers (other than the Operating Partnership and its subsidiaries and the Development Entities) for the purposes of exercising control, and does not intend to do so. The Company intends to operate in a manner that will not subject it to regulation as an investment company under the Investment Company Act. At all times, the Company intends to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code (or the Treasury Regulations), the Board of Trustees determines that it is no longer in the best interest of the Company to qualify as a REIT. The Company may make loans to third parties, including, without limitation, to joint ventures in which it participates. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Trustees without a vote of the shareholders.


                        FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion of material Federal income tax considerations is for general information only and is not tax advice. The following discussion summarizes all material federal income tax considerations to a holder of Common Shares and Debt Securities. The applicable prospectus supplement will contain information about additional federal income tax considerations, if any, relating to Securities other than Common Shares or Debt Securities. In the opinion of Arthur Andersen LLP, tax advisor to the Company (the "Tax Advisor") the discussion below, insofar as it relates to Federal income tax matters, is correct in all material respects, and fairly summarizes the federal income tax considerations that are material to a shareholder and/or a holder of Debt Securities. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular shareholders and/or a holder of Debt Securities in light of their personal investment or tax circumstances, or to certain types of shareholders and/or a holder of Debt Securities (including insurance companies, tax-exempt organizations, financial institutions or broker dealers, foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed under "Taxation of Foreign Shareholders" and "Taxation of Holders of Debt Securities - U.S. Alien Holders" below) subject to special treatment under the Federal income tax laws. The information in this section is based on the Code, current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), and court decisions, all as of the date hereof. The Taxpayer Relief Act of 1997 (the "1997 Act") was enacted on August 5, 1997. The 1997 Act contains many provisions which generally make it easier to operate and to continue to qualify as a REIT for taxable years beginning after the date of enactment (which, for the Company, would be applicable commencing with its taxable year beginning January 1, 1998).

         EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

General

         The Company first elected to be taxed as a REIT for its taxable year ended December 31, 1986, and has operated and expects to continue to operate in such a manner so as to remain qualified as a REIT for Federal income tax purposes. In the opinion of the Tax Advisor, and based on certain representations made by the Company relating to the organization and operation of the Company and the Operating Partnership, the Company will continue to qualify as a REIT under the Code. However, the opinion of the Tax Advisor is not binding upon the IRS and no absolute assurance can be given that the Company will continue to operate in a manner so as to remain qualified as a REIT.

         The following is a general summary of the Code sections that govern the Federal income tax treatment of a REIT and its shareholders. These sections of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof as currently in effect. There is no assurance that there will not be future changes in the Code or administrative or judicial interpretation thereof which could adversely affect the Company's ability to continue to qualify as a REIT or adversely affect the taxation of holders of Common Shares or which could further limit the amount of income the Company may derive from the management, construction, development, leasing or sale of properties owned by the Operating Partnership or by third parties or in partnerships with third parties.

Taxation of the Company as a REIT

         An entity that qualifies for taxation as a REIT and distributes to its shareholders at least 95% of its REIT taxable income is generally not subject to Federal corporate income taxes on net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to Federal income tax as follows:

         The Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

                  (i) Under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference, if any.

                  (ii) If the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business) such income will be subject to a 100% tax. See "- Sale of Partnership Property."

                  (iii) If the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability.

                  (iv) If the Company should fail to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for such year, (2) 95% of its REIT capital gain net income for such year, and (3) any undistributed taxable income from prior years, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

                  (v) If the Company has (1) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by the Company by foreclosure or otherwise or default on a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, it will be subject to tax on such income at the highest corporate rate.

                  (vi) If the Company acquires any asset from a C corporation (i.e., generally a corporation subject to tax at the corporate level) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period (the "Restriction Period") beginning on the date on which such asset was acquired by the Company then, pursuant to guidelines issued by the IRS, the excess of the fair market value of such property at the beginning of the applicable Restriction Period over the Company's adjusted basis in such asset as of the beginning of such Restriction Period will be subject to a tax at the highest regular corporate rate. The results described above with respect to the recognition of built-in gain assume that the Company will make an election pursuant to IRS Notice 88-19 or applicable future administrative rules or Treasury Regulations to avail itself of the benefits of the Restriction Period.

Qualification of the Company as a REIT

         The Code defines a REIT as a corporation, trust or association:

                  (1) which is managed by one or more trustees or directors;

                  (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

                  (3) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

                  (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

                  (5) which has the calendar year as its taxable year;

                  (6) the beneficial ownership of which is held by 100 or more persons;

                  (7) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain exempt organizations); and

                  (8) which meets certain income, asset and distribution tests, described below.

                  Conditions (1) through (5), inclusive, must be satisfied during the entire taxable year, and condition (6) must be satisfied during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Company has previously issued Common Shares in sufficient proportions to allow it to satisfy requirements (6) and (7) (the "100 Shareholder" and "five-or-fewer" requirements), respectively. In addition, the Company's Declaration of Trust provides restrictions regarding the transfer of its Shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in (6) and (7) above. See "Description of Shares of Beneficial Interest - Restrictions on Transfer." However, these restrictions may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described in (6) and (7) above. If the Company fails to satisfy such share ownership requirements, the Company's status as a REIT will terminate. Pursuant to the 1997 Act, for the Company's taxable years commencing on and after January 1, 1998, if the Company complies with regulatory rules pursuant to which it is required to send annual letters to certain of its shareholders requesting information regarding the actual ownership of its shares, but does not know, or exercising reasonable diligence would not have known, whether it failed to meet the requirement that it not be closely held, the Company will be treated as having met the "five or fewer" requirement. If the Company were to fail to comply with these regulatory rules for any year, it would be subject to a $25,000 penalty. If the Company's failure to comply was due to intentional disregard of the requirements, the penalty would be increased to $50,000. However, if the Company's failure to comply was due to reasonable cause and not willful neglect, no penalty would be imposed. See "- Failure to Qualify."

         A REIT is permitted to have a wholly-owned subsidiary (also referred to as a "qualified REIT subsidiary"). A qualified REIT subsidiary is not treated as a separate entity for Federal income tax purposes. Rather, all of the assets and items of income, deductions and credit of a qualified REIT subsidiary are treated as if they were those of the REIT. The Company has formed several qualified REIT subsidiaries and may in the future form one or more qualified REIT subsidiaries. For the Company's 1997 taxable year, all of the stock of such subsidiaries must be owned by the Company from the commencement of each such subsidiary's existence. For taxable years of the Company beginning on and after January 1, 1998, the Company must own all of the stock of each such subsidiary, although it will not be required to own such stock of such subsidiary from the commencement of such subsidiary's existence.

         A REIT is deemed to own its proportionate share of the assets of a partnership in which it is a partner and is deemed to receive its proportionate share of the income of the partnership. Thus, the Company's proportionate share of the assets and items of income of the Operating Partnership and each of the Title Holding Partnerships will be treated as assets and items of income of the Company for purposes of applying the requirements described herein, provided that the Operating Partnership and its subsidiary partnerships are treated as partnerships for Federal income tax purposes. In addition, the character of the assets and gross income of such partnerships shall retain the same character in the hands of the REIT for purposes of the requirements applicable to REITs under the Code including satisfying the income tests and the asset tests. See "Income Taxation of the Operating Partnership, the Title Holding Partnerships and Their Partners."

Income Tests

         To maintain qualification as a REIT, there are three gross income requirements that must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by a mortgage on real property) or from "qualified temporary investment income" (described below). Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from investments qualifying under the 75% test above, and from dividends, interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing. Third, for taxable years beginning on or before August 5, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year. In applying these tests, the Company will be treated as realizing its share of any income and bearing its share of any loss of the Operating Partnership and the character of such income or loss, as well as other partnership items, will be determined at the partnership level.

         Rents received by the Company will qualify as "rents from real property" for purposes of satisfying the 75% and 95% gross income tests only if several conditions are met. First the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). For the Company's taxable year which begins on January 1, 1998 and for all taxable years thereafter, only partners who own 25% or more of the capital or profits interest in a partnership are included in the determination of whether a tenant is a "Related Party Tenant." Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income; provided, however, that the Company may directly perform certain customary services (e.g., furnishing water, heat, light and air conditioning, and cleaning windows, public entrances and lobbies) other than services which are considered rendered to the occupant of the property (e.g., renting parking spaces on a reserved basis to tenants).

         For taxable years of the Company beginning after August 5, 1997, if the Company provides services to a tenant that are other than those usually or customarily provided in connection with the rental of space for occupancy only, amounts received or accrued by the Company for any such services will not be treated as "rents from real property" for purposes of the REIT gross income tests but will not cause other amounts received with respect to the property to fail to be treated as "rents from real property" if the amounts received in respect of such services, together with amounts received for certain management services, do not exceed 1% of all amounts received or accrued by the Company during the taxable year with respect to such property. If the 1% threshold is exceeded, then all amounts received or accrued by the Company with respect to the property will not qualify as "rents from real property," even if the impermissible services are provided to some, but not all, of the tenants of the property.

         The Company has represented that the Company's real estate investments, which include its allocable share of income from the Operating Partnership, will give rise to income that qualifies as "rents from real property" for purposes of the 75 percent and 95 percent gross income tests, other than rents received from a Related Party Tenant. In addition, the Company has represented that the rents received from Related Party Tenants, in addition to all other income which is not qualifying income for the 75 percent and 95 percent gross income tests, does not exceed five percent of the Company's gross income, and therefore, the Company's status as a REIT should not be jeopardized.

         The Company has represented that it does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (other than being based on a percentage of receipts or sales);
(ii) receive rents in excess of a de minimis amount from Related Party Tenants;
(iii) derive rents attributable to personal property which constitute greater than 15% of the total rents received under the lease; or (iv) perform services considered to be rendered to the occupant of property, other than through an independent contractor from whom the Company derives no income.

         The Operating Partnership owns 5% of the voting common stock, and all of the preferred stock of the Management Company, a corporation that is taxable as a regular corporation. The Management Company performs management, development and leasing services for the Operating Partnership and other real properties owned in whole or in part by third parties. The income earned by and taxed to the Management Company would be nonqualifying income if earned directly by the Company. As a result of the corporate structure, the income will be earned by and taxed to the Management Company and will be received by the Company only indirectly as dividends. Although interest and dividends are generally qualifying income under the 95% test, the IRS has announced a no-ruling policy on this issue when the dividends and interest are earned in this manner.

         If the Company fails to satisfy one or both of the 75% of 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if (i) the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect,
(ii) the Company attaches a schedule of the sources of its income to its return, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "Taxation of the Company as a REIT," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision applies to provide relief if the 30% income test is failed, and if such test is not met for the taxable years of the Company beginning before January 1, 1998, the Company would cease to qualify as a REIT. See "-- Failure to Qualify."

Asset Tests

         In order for the Company to maintain its qualification as a REIT, at the close of each quarter of its taxable year it must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (which for this purpose include (i) its allocable share of real estate assets held by partnerships in which the Company or a "qualified REIT subsidiary" of the Company owns an interest and (ii) stock or debt instruments purchased with the proceeds of a stock offering or a long-term (at least five years) debt offering of the Company and held for not more than one year from the date the Company receives such proceeds), cash, cash items, and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those described above in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (excluding securities of a qualified REIT subsidiary, of which the REIT is required to own all of such stock, or another
REIT).

         The Company anticipates that it will be able to comply with these asset tests. The Company is deemed to hold directly its proportionate share of all real estate and other assets of the Operating Partnership and should be considered to hold its proportionate share of all assets deemed owned by the Operating Partnership through its ownership of partnership interests in other partnerships. As a result, the Company plans to hold more than 75% of its assets as real estate assets. In addition, the Company does not plan to hold any securities representing more than 10% of any one issuer's voting securities, other than any qualified REIT subsidiary of the Company, nor securities of any one issuer exceeding 5% of the value of the Company's gross assets (determined in accordance with generally accepted accounting principles). As previously discussed, the Company is deemed to own its proportionate share of the assets of a partnership in which it is a partner so that the partnership interest, itself, is not a security for purposes of this asset test.

         After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action will always be successful. If the Company fails to cure any noncompliance with the asset test within such time period, its status as a REIT would be lost.

         As noted above, one of the requirements for qualification as a REIT is that a REIT not own more than 10 percent of the voting stock of a corporation other than the stock of a qualified REIT subsidiary (of which the REIT is required to own all of such stock) and stock in another REIT. The Operating Partnership will own only approximately 5 percent of the voting stock and all of the non-voting preferred stock of the Management Company and therefore will comply with this rule. However, the IRS could contend that the Company's ownership, through its interest in the Operating Partnership, of all of the non-voting preferred stock in the Management Company should be viewed as voting stock because of its substantial economic position in the Management Company. If the IRS were to be successful in such a contention, the Company's status as a REIT would be lost and the Company would become subject to federal corporate income tax on its net income, which would have a material adverse affect on the Company's cash available for distribution. The Company does not have the ability to designate a seat on the Board of Directors of the Management Company. The Company does not believe that it will be viewed as owning in excess of 10 percent of the voting stock of the Management Company.

Administration's Proposed Changes to REIT Asset Tests

         On February 2, 1998, the Clinton Administration released a summary of its proposed budget plan, which contained provisions that, if enacted, would affect REITs, including the Company (the "REIT Proposals"). One such provision would prohibit REITs from owning more than ten percent of the vote or value of all classes of stock of any corporation (other than a "qualified REIT subsidiary" or another REIT). This provision would be effective with respect to stock acquired on or after the date of the first committee action. However, under the proposal, existing ownership arrangements such as the Company's ownership of shares of the Management Company would be grandfathered, provided that the subsidiary does not enter into a new trade or business or acquire substantial new assets after the effective date of the change in the law. Because the Company owns more than 10% of the value of the Management Company, the REIT Proposals could adversely affect the manner in which the Company structures its ownership of the Management Company and the magnitude of the property management activities conducted by the Company in the future. It is important to note that the REIT Proposals are only precursors to the first stage in the lengthy legislative process that may or may not culminate in the passage of legislation affecting REITs. Therefore, the Company is unable to determine whether the REIT Proposals will be enacted into legislation and, if enacted, the impact any final legislation may have on the Company.

Annual Distribution Requirements

         The Company, in order to maintain its qualification as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the excess of the sum of certain items of non-cash income (income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable (plus, for the Company's 1998 taxable year and thereafter, income from cancellation of indebtedness, original issue discount, and coupon interest) over 5% of the amount determined under clause (i) above). Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular capital gains and ordinary corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT net capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

         For the Company's taxable year beginning on January 1, 1998 and for all taxable years thereafter, undistributed capital gains may be so designated by the Company and are includable in the income of the holders of Common Shares. Such holders are treated as having paid the capital gains tax imposed on the Company on the designated amounts included in their income as long-term capital gains. Such shareholders would receive an increase in their basis for income recognized and a decrease in their basis for taxes paid by the Company. See "-Taxation of Taxable Domestic Shareholders."

         The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the limited partnership agreement of the Operating Partnership authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements. It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due primarily to the expenditure of cash for nondeductible items such as principal amortization or capital expenditures. In order to meet the 95% distribution requirement, the Company may borrow or may cause the Operating Partnership to arrange for short-term or other borrowing to permit the payment of required distributions or attempt to declare a consent dividend, which is a hypothetical distribution to holders of Common Shares out of the earnings and profits of the Company. The effect of such a consent dividend (which, in conjunction with distributions actually paid, must not be preferential to those holders who agree to such treatment) would be that such holders would be treated for federal income tax purposes as if they had received such amount in cash, and they then had immediately contributed such amount back to the Company as additional paid-in capital. This would result in taxable income to those holders without the receipt of any actual cash distribution but would also increase their tax basis in their Common Shares by the amount of the taxable income recognized.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a certain year by paying "deficiency dividends" to shareholders in a later year that may be included in the Company's deduction for distributions paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

         If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to them as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

Income Taxation of the Operating Partnership, the Title Holding Partnerships and Their Partners

         The following discussion summarizes certain Federal income tax considerations applicable to the Company's investment in the Operating Partnership and its subsidiary partnerships (referred to herein as the "Title Holding Partnerships").

Classification of the Operating Partnership and Title Holding, Partnerships as Partnerships

         As of the date of this Prospectus, the Company owns all of the Properties or the economic interests therein through the Operating Partnership. The Company will be entitled to include in its income its distributive share of the income and to deduct its distributive share of the losses of the Operating Partnership (including the Operating Partnership's share of the income or losses of the Title Holding Partnerships) only if the Operating Partnership and the Title Holding Partnerships (collectively, the "Partnerships") are classified for Federal income tax purposes as partnerships rather than as associations taxable as corporations. For taxable periods prior to January 1, 1997, an organization formed as a partnership was treated as a partnership for Federal income tax purposes rather than as a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations used to distinguish a partnership from a corporation for tax purposes. These four characteristics were continuity of life, centralization of management, limited liability, and free transferability of interests.

         Neither the Operating Partnership nor any of the Title Holding Partnerships requested a ruling from the IRS that they would be treated as partnerships for Federal income tax purposes. The Company received an opinion of the Tax Advisor, which is not binding on the IRS, that the Operating Partnership and the Title Holding Partnerships will each be treated as partnerships for Federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation. The opinion of the Tax Advisor is based on the provisions of the limited partnership agreement of the Operating Partnership and the limited partnership agreements of the Title Holding Partnerships, respectively, and certain factual assumptions and representations described in the opinion.

         Effective January 1, 1997, newly promulgated Treasury Regulations eliminated the four-factor test described above and, instead, permit partnerships and other non-corporate entities to be taxed as partnerships for federal income tax purposes without regard to the number of corporate characteristics possessed by such entity. Under those Regulations, both the Operating Partnership and each of the Title Holding Partnerships will be classified as partnerships for federal income tax purposes unless an affirmative election is made by the entity to be taxed as a corporation. The Company has represented that no such election has been made, or is anticipated to be made, on behalf of the Operating Partnership or any of the Title Holding Partnerships. Under a special transitional rule in the Treasury Regulations, the IRS will not challenge the classification of an existing entity such as the Operating Partnership or a Title Holding Partnership for periods prior to January 1, 1997 if: (i) the entity has a "reasonable basis" for its classification; (ii) the entity and each of its members recognized the federal income tax consequences of any change in classification of the entity made within the 60 months prior to January 1, 1997; and (iii) neither the entity nor any of its members had been notified in writing on or before May 8, 1996 that its classification was under examination by the IRS. Neither the Operating Partnership nor any of the Title Holding Partnerships changed their classification within the 60 month period preceding May 8, 1996, nor was any one of them notified that their classification as a partnership for federal income tax purposes was under examination by the IRS.

         If for any reason the Operating Partnership or a Title Holding Partnership was classified as an association taxable as a corporation rather than as a partnership for Federal income tax purposes, the Company would not be able to satisfy the income and asset requirements for REIT status. See "-- Income Tests" and "--Asset Tests." In addition, any change in any such Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "--Annual Distribution Requirements." Further, items of income and deduction of any such Partnership would not pass through to its partner (e.g., the Company), and its partners would be treated as shareholders for tax purposes. Any such Partnership would be required to pay income tax at corporate tax rates on its net income and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Partnership Allocations

         Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of
Section 704(b) and the Treasury Regulations promulgated thereunder, which require that partnership allocations respect the economic arrangement of the partners.

         If an allocation is not recognized for Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The

Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

         The Company has represented that the fair market values of 44 of the Properties contributed directly or indirectly to the Operating Partnership in various transactions were different than the tax basis of such Properties. Pursuant to Section 704(c) of the Code, items of income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for Federal income tax purposes in a manner such that the contributor is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the "Pre-Contribution Gain or Loss"). The partnership agreement of the Operating Partnership requires allocations of income, gain, loss and deduction attributable to such contributed property to be made in a manner that is consistent with Section 704(c) of the Code. Thus, if the Operating Partnership sells contributed property at a gain or loss, such gain or loss will be allocated to the contributing partners, and away from the Company, generally to the extent of the Pre-Contribution Gain or Loss.

         The Treasury Department has issued final regulations under Section 704(c) of the Code (the "Regulations") which give partnerships great flexibility in ensuring that a partner contributing property to a partnership receives the tax benefits and burdens of any Pre-Contribution Gain or Loss attributable to the contributed property. The Regulations permit partnerships to use any "reasonable method" of accounting for Pre-Contribution Gain or Loss. The Regulations specifically describe three reasonable methods, including (i) the "traditional method" under current law, (ii) the traditional method with the use of "curative allocations" which would permit distortions caused by Pre-Contribution Gain or Loss to be rectified on an annual basis, and (iii) the "remedial allocation method" which is similar to the traditional method with "curative allocations." The Partnership Agreement permits the Company, as a general partner, to select one of these methods to account for Pre-Contribution Gain or Loss.

Depreciation

         The Operating Partnership's assets other than cash consist largely of appreciated property contributed by its partners. Assets contributed to a partnership in a tax-free transaction generally retain the same depreciation method and recovery period as they had in the hands of the partner who contributed them to the partnership. Accordingly, the Operating Partnership's depreciation deductions for its real property are based largely on the historic tax depreciation schedules for the Properties prior to their contribution to the Operating Partnership. The Properties are being depreciated over a range of 15 to 40 years using various methods of depreciation which were determined at the time that each item of depreciable property was placed in service. Any real property purchased by the Partnerships will be depreciated over 40 years. In certain instances where a partnership interest rather than real property is contributed to the Partnership, the real property may not carry over its recovery period but rather may, similarly, be subject to the lengthier recovery period.

         Section 704(c) of the Code requires that depreciation as well as gain and loss be allocated in a manner so as to take into account the variation between the fair market value and tax basis of the property contributed. Thus, because most of the property contributed to the Operating Partnerships is appreciated, the Company will generally receive allocations of tax depreciation in excess of its percentage interest in the Operating Partnership. Depreciation with respect to any property purchased by the Operating Partnership subsequent to the admission of its partners, however, will be allocated among the partners in accordance with their respective percentage interests in the Partnerships.

         As described above (see "- Tax Allocations with Respect to Contributed Properties"), the Treasury Department's Regulations give partnerships flexibility in ensuring that a partner contributing property to a partnership receives the tax benefits and burdens of any Pre-Contribution Gain or Loss attributable to the contributed property.

         As described previously, the Company, as a general partner, may select any permissible method to account for Pre-Contribution Gain or Loss. The use of certain of these methods may result in the Company being allocated lower depreciation deductions than if a different method were used. The resulting higher taxable income and earnings and profits of the Company, as determined for federal income tax purposes, should decrease the portion of distributions by the Company which may be treated as a return of capital. See "- Annual Distribution Requirements."

Basis in Operating Partnership Interest

         The Company's adjusted tax basis in each of the partnerships in which it has an interest generally (i) will be equal to the amount of cash and the basis of any other property contributed to such partnership by the Company, (ii) will be increased by (a) its allocable share of such partnership's income and
(b) its allocable share of any indebtedness of such partnership, and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) such partnership's loss and (b) the amount of cash and the tax basis of any property distributed to the Company and by constructive distributions resulting from a reduction in the Company's share of indebtedness of such partnership.

         If the Company's allocable share of the loss (or portion thereof) of any partnership in which it has an interest would reduce the adjusted tax basis of the Company's partnership interest in such partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss (or portion thereof) would not reduce the Company's adjusted tax basis below zero. To the extent that distributions from a partnership to the Company, or any decrease in the Company's share of the nonrecourse indebtedness of a partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to the Company. Such distributions and constructive distributions normally would be characterized as long-term capital gain if the Company's interest in such partnership has been held for longer than the long-term capital gain holding period (currently 18 months).

Sale of Partnership Property

         Generally, any gain realized by a partnership on the sale of property held by the partnership for more than 18 months will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. However, under the requirements applicable to REITS under the Code, the Company's share as a partner of any gain realized by the Operating Partnership on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "- Taxation of the Company as a REIT." Such prohibited transaction income will also have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "-- Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. A safe harbor to avoid classification as a prohibited transaction exists as to real estate assets held for the production of rental income by a REIT for at least four years where in any taxable year the REIT has made no more than seven sales of property or, in the alternative, the aggregate of the adjusted bases of all properties sold does not exceed 10% of the adjusted bases of all of the REIT's properties during the year and the expenditures includible in a property's net sales price. The Company, as general partner of the Operating Partnership, has represented that the Operating Partnership and the Title Holding Partnerships intend to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating and leasing properties and to make such occasional sales of the properties as are consistent with the Company's and the Operating Partnership's investment objectives. No assurance can be given, however, that every property sale by the Partnerships will constitute a sale of property held for investment.

Taxation of Taxable Domestic Shareholders

         As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be dividends taxable to such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares of beneficial interest. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for 18 months or less) assuming the shares are a capital asset in the hands of the shareholder. In addition, any distribution declared by the Company in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year. Shareholders may not include in their individual income tax returns any losses of the Company.

         For taxable years of the Company beginning after August 5, 1997, U.S. shareholders holding Shares at the close of the Company's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of the Company's taxable year falls, such amount as the Company may designate in a written notice mailed to its shareholders. The Company may not designate amounts in excess of the Company's undistributed net capital gain for the taxable year. Each U.S. shareholder required to include such a designated amount in determining such shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by the Company in respect of such undistributed net capital gains. U.S. shareholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such shareholders. U.S. shareholders will increase their basis in their Shares by the difference between the amount of such includible gains and the tax deemed paid by the shareholder in respect of such gains.

         In general, any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent such shareholder has received distributions from the Company required to be treated as long-term capital gain.

         Distributions from the Company and gain from the disposition of Common Shares will not be treated as passive activity income and, therefore, shareholders may not be able to apply any "passive losses" against such income. Dividends from the Company (to the extent they do not constitute a return of capital or capital gain dividends) and, on an elective basis, capital gain dividends and gain from the disposition of Common Shares will generally be treated as investment income for purposes of the investment income limitation.

Backup Withholding

         The Company will report to its U.S. shareholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company. See "- Taxation of Foreign Shareholders."

Taxation of Tax-Exempt Shareholders

         Distributions by the Company to a shareholder that is a tax-exempt entity should not constitute "unrelated business taxable income" ("UBTI"), as defined in Section 512(a) of the Code provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         In the case of a "qualified trust" (generally, a pension or profit-sharing trust) holding shares in a REIT, the beneficiaries of such a trust are treated as holding shares in the REIT in proportion to their actuarial interests in the qualified trust, instead of treating the qualified trust as a single individual (the "look-through exception"). A qualified trust that holds more than 10 percent of the shares of a REIT is required to treat a percentage of REIT dividends as UBTI if the REIT incurs debt to acquire or improve real property. This rule applies, however, only if (i) the qualification of the REIT depends upon the application of the "look through" exception (described above) to the restriction on REIT shareholdings by five or fewer individuals, including qualified trusts (see "Description of Shares of Beneficial Interest Restrictions on Transfer") and (ii) the REIT is "predominantly held" by qualified trusts, i.e., if either (x) a single qualified trust holds more than 25 percent by value of the interests in the REIT or (y) one or more qualified trusts, each owning more than 10 percent by value, holds in the aggregate more than 50 percent of the interests in the REIT. The percentage of any dividend paid (or treated as paid) to such a qualified trust that is treated as UBTI is equal to the amount of modified gross income (gross income less directly connected expenses) from the unrelated trade or business of the REIT

(treating the REIT as if it were a qualified trust), divided by the total modified gross income of the REIT. A de minimis exception applies where the percentage is less than 5 percent.

Taxation of Foreign Shareholders

         The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of Federal, state and local income tax laws with regard to an investment in Common Shares, including any reporting requirements.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-Shareholder's shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares in the Company, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend. The amount is creditable against the Non-U.S. Shareholder FIRPTA tax liability.

         Gain recognized by a Non-U.S. Shareholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares of beneficial interest was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of Shares will not be subject to taxation under FIRPTA. However, because the Common Shares will be publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

Taxation of Holders of Debt Securities

         Certain Definitions. As used herein, the term "U.S. Holder" means a holder of a Debt Security who (for United States Federal income tax purposes) is
(i) a citizen or resident of the United States, (ii) a domestic corporation,
(iii) an estate, the income of which is subject to United States federal income tax without regard to its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) any other person who is subject to United States Federal income taxation on a net income basis with respect to a Debt Security . As used herein, the term "U.S. Alien Holder" means a holder of a Debt Security who is not a U.S. Holder. In the case of a holder of a Debt Security that is a partnership for United States tax purposes, each partner will take into account its allocable share of income or loss from the Debt Security, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the partnership and the partner.

         Payments of interest to U.S. Holders. Interest on a Debt Security will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder's method of accounting for tax purposes.

         Purchase, sale and retirement of the Debt Securities by U.S. Holders. A U.S. Holder's tax basis in a Debt Security will generally be its U.S. dollar cost.

         A U.S. Holder will generally recognize gain or loss on the sale or retirement of a Debt Security equal to the difference between the amount realized on the sale or retirement and the U.S. Holder's tax basis in the Debt Security. Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Debt Security will be capital gain or loss, will be a long-term capital gain or loss if the Debt Security was held for more than one year and may be eligible for a reduced rate of tax if the Debt Security was held for more than 18 months and in certain other circumstances.

         U.S. Alien Holders. This discussion assumes that the Debt Security is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

         Under present United States Federal income and estate tax law, and subject to the discussion of backup withholding above:

                  (i) payments of principal, premium (if any) and interest by the Operating Partnership or any of its paying agents to any holder of a Debt Security that is a U.S. Alien Holder will not be subject to United States Federal withholding tax if, in the case of interest (a) the beneficial owner of the Debt Security does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership, (b) the beneficial owner of the Debt Security is not a controlled foreign corporation that is related to the Operating Partnership through stock ownership, and (c) either (A) the beneficial owner of the Debt Security certifies to the Operating Partnership or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Debt Security certifies to the Operating Partnership or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

                  (ii) a U.S. Alien Holder of a Debt Security will not be subject to United States Federal withholding tax on any gain realized on the sale or exchange of a Debt Security; and

                  (iii) a Debt Security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States Federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership, and (b) the income on the Debt Security would not have been effectively connected with a United States trade or business of the individual at the time of the individual's death.

         Special rules may apply in the case of U.S. Alien Holders (i) that are engaged in a United States trade or business, (ii) that are former citizens or long term residents of the United States, "controlled foreign corporations," "foreign personal holding companies," corporations which accumulate earnings to avoid United States Federal income tax, and certain foreign charitable organizations, each within the meaning of the Code, or (iii) certain non-resident alien individuals who are present in the United States for 183 days or more during a taxable year. Such persons are urged to consult their own tax advisors before purchasing a Debt Security.

Statement of Stock Ownership

         The Company is required to demand annual written statements from the record holders of designated percentages of its Shares disclosing the actual owners of the Shares. The Company must also maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information it has received as to the actual ownership of such Shares and a list of those persons failing or refusing to comply with such demand.

Other Tax Consequences

         The Company, the Operating Partnership, the Title Holding Partnerships and the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company, the Operating Partnership, the Title Holding Partnerships and the Company's shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

Possible Federal Tax Developments

         The rules dealing with Federal income taxation are constantly under review by the IRS, the Treasury Department and Congress. New Federal tax legislation or other provisions may be enacted into law or new interpretations, rulings, Treasury Regulations or court decisions could be adopted, all of which could adversely affect the taxation of the Company or of its shareholders. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions or court decisions either directly or indirectly affecting the Company or its shareholders. Consequently, the tax treatment described herein may be modified prospectively or retroactively by legislative, judicial or administrative action.

                              PLAN OF DISTRIBUTION

         The Company and the Operating Partnership may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities directly to one or more investors or through agents or through a combination of any of such methods. Any such underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

         The Company, the Operating Partnership or underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices for cash or assets. The Company or the Operating Partnership also may, from time to time, authorize underwriters acting as their agents to offer and sell the Securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the Securities, underwriters may be deemed to have received compensation from the Company or the Operating Partnership in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

         Any underwriting compensation paid by the Company or the Operating Partnership to underwriters or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth or described in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

         Underwriters, dealers and agents may be entitled, under agreements entered into with the Company or the Operating Partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Unless otherwise specified in the related prospectus supplement, each series of Securities will be a new issue with no established trading market, other than the Common Shares which are listed on the NYSE. Any Common Shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. The Operating Partnership or the Company may elect to list any series of Debt Securities, Preferred Shares or American Depository Receipts representing Depository Shares on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Securities.

         If so indicated in the applicable prospectus supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Equity Securities from the Company at the public offering price set forth in such prospectus supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except: (i) the purchase by an institution of the Equity Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and
(ii) if the Equity Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Equity Securities less the principal amount thereof covered by Contracts.

         If so indicated in the applicable prospectus supplement, the Operating Partnership will authorize underwriters or other persons acting as the Operating Partnership's agents to solicit offers by certain institutions to purchase Debt Securities from the Operating Partnership at the public offering price set forth in such prospectus supplement pursuant to Contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Operating Partnership. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Debt Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Debt Securities are being sold to underwriters, the Operating Partnership shall have sold to such underwriters the total principal amount of the Debt Securities less the principal amount thereof covered by Contracts.

         Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, or be tenants of, the Company and its subsidiaries in the ordinary course of business.


                                     EXPERTS

         The audited financial statements and schedules (other than financial statements identified in the next sentence) incorporated by reference in this Prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The financial statements with respect to 1000/2000 West Lincoln Drive, 3000 West Lincoln Drive and 4000/5000 West Lincoln Drive incorporated by reference in this Prospectus from the Current Report on Form 8-K of the Company, dated June 27, 1997, have been audited by Zelenkofske, Axelrod & Company, Ltd., independent public accountants, as indicated in their report and are included herein in reliance upon the authority of said firm as experts in giving said report.

         Future financial statements of the Company and the Operating Partnership and the reports thereon of the Company's and the Operating Partnership's independent public accountants also will be incorporated by reference in this Prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

                                  LEGAL MATTERS

         The validity of the Securities offered hereby will be passed upon for the Company and the Operating Partnership by Pepper Hamilton LLP, Philadelphia, Pennsylvania. Pepper Hamilton LLP will rely on Ballard Spahr Andrews & Ingersoll, LLP Baltimore, Maryland, as to certain matters of Maryland law.


                                   TAX MATTERS

         The opinion regarding the statements in this Prospectus under the caption "Federal Income Tax Considerations" has been rendered by Arthur Andersen LLP, independent public accountants, and has been referred to herein in reliance upon the authority of such firm as experts in giving said opinion.

================================================================================

                                   PROSPECTUS

                         ===============================



                             BRANDYWINE REALTY TRUST

                                  $663,129,026

         Preferred Shares, Common Shares, Depositary Shares and Warrants


                                   ----------


                     BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                  $750,000,000

                                 Debt Securities


                                   ----------



                           [                  ], 1998





================================================================================
         No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Shares, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses for the distribution of the securities being registered. Such costs and expenses do not include amounts that may be incurred upon the issuance of certain types of securities registered hereunder.

         SEC Registration Fee.....................................    $ 221,250
         Printing and Duplicating Expenses........................       50,000
         Legal Fees and Expenses (other than Blue Sky fees).......      100,000
         Accounting Fees and Expenses.............................      100,000
         Miscellaneous............................................       50,000
                                                                      ---------
         Total....................................................    $ 521,250
                                                                      =========

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of Brandywine Realty Trust (the "Company") contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

         The Company's Bylaws require it to indemnify, without a preliminary determination of the ultimate entitlement to indemnification, (a) any present or former Trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (b) any present or former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (c) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Company's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trustee, officer or shareholder made a party to a proceeding by reason of his status as a Trustee, officer or shareholder provided that, in the case of a Trustee or officer, the Company shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and
(ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met. The Company's Bylaws also (i) permit the Company, with the approval of its Trustees, to provide indemnification and payment or reimbursement of expenses to a present or former Trustee, officer or shareholder who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law ("MGCL") for directors of Maryland corporations and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations.

         The limited partnership agreement of Brandywine Operating Partnership, L.P. (the "Operating Partnership") also provides for indemnification by the Operating Partnership of the Company and its Trustees and officers for any costs, expenses or liabilities incurred by them by reason of any act performed by them for or on behalf of the Operating

Partnership or the Company; provided that such person's conduct was taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to Trustees and officers of the Trust pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

ITEM 16.  EXHIBITS

          *1.0     -       Form of Underwriting Agreement.

           3.1     -       Amended and Restated Declaration of Trust of the
                           Company (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated June
                           9, 1997)

           3.2     -       Articles of Amendment to Declaration of Trust of the
                           Company (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated
                           September 10, 1997)

           3.3     -       Articles of Amendment to Declaration of Trust of the
                           Company (No. 2)(Incorporated by reference to Exhibit
                           3.1 to the Company's Current Report on Form 8-K dated
                           June 3, 1998)


           3.4    -        Amended and Restated Bylaws of the Company
                           (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996)

           3.5    -        Amended and Restated Agreement of Limited Partnership
                           of the Operating Partnership (Incorporated by reference to Exhibit 10.1 to the Company's Current
                           Report on Form 8-K dated December 17, 1997)

           3.6    -        First Amendment to Amended and Restated Agreement of
                           Limited Partnership of the Operating Partnership
                           (Incorporated by reference to Exhibit 10.12 to the Company's Current Report on Form 8-K dated December
                           17, 1997)

           3.7    -        Second Amendment to Amended and Restated Agreement of
                           Limited Partnership of the Operating Partnership
                           (Incorporated by reference to Exhibit 10.3 to the
                           Company's Current Report on Form 8-K dated April 13,
                           1998)

           3.8    -        Third Amendment to Amended and Restated Agreement of
                           Limited Partnership of the Operating Partnership
                           (Incorporated by reference to Exhibit 10.4 to the
                           Company's Current Report on Form 8-K dated May 14,
                           1998)

          *4.1    -        Form of Common Share Warrant Agreement

          *4.2    -        Form of Deposit Agreement

           4.3    -        Form of Indenture for Senior Debt Securities

           4.4    -        Form of Senior Debt Security (included in Exhibit
                           4.3)

           4.5    -        Form of Indenture for Subordinated Debt Security

           4.6    -        Form of Subordinated Debt Security (included in
                           Exhibit 4.5)

           5.1    -        Opinion of Pepper Hamilton LLP regarding the validity
                           of securities being registered

           5.2    -        Opinion of Ballard Spahr Andrews & Ingersoll, LLP
                           regarding the validity of securities being registered

           8.1    -        Opinion of Arthur Andersen LLP regarding tax matters

          12.1    -        Calculation of Ratios of Earnings to Combined Fixed
                           Charges and Preferred Share Distributions

          23.1    -        Consent of Arthur Andersen LLP

          23.2    -        Consent of Zelenkofske, Axelrod & Co., Ltd.

          23.3    -        Consent of Pepper Hamilton LLP (contained in Exhibit
                           5.1)

          23.4    -        Consent of Ballard Spahr Andrews & Ingersoll, LLP
                           (contained in Exhibit 5.2)

          23.5    -        Consent of Arthur Andersen LLP regarding opinion as
                           to tax matters (contained in Exhibit 8.1)

           24     -        Power of Attorney (filed as part of the signature
                           page to the Registration Statement)

--------------------
* To be filed by amendment or incorporated by reference in connection with the offering of the Securities.


ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

     (d) The Registrants hereby undertake to file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 5, 1998.

                              BRANDYWINE REALTY TRUST

                              By:  /s/ Gerard H. Sweeney
                                   ------------------------
                              Gerard H. Sweeney
                              President and Chief Executive Officer

                              BRANDYWINE OPERATING PARTNERSHIP, L.P.

                              By: Brandywine Realty Trust, its general partner

                                      By: /s/ Gerard H. Sweeney
                                          --------------------------------------
                                          Gerard H. Sweeney
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Anthony A. Nichols, Sr. and Gerard H. Sweeney his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on June 5, 1998, in the capacities indicated.


           Signature                                  Title
           ---------                                  -----
  /s/ Anthony A. Nichols, Sr.             Chairman of the Board of Trustees
---------------------------------
      Anthony A. Nichols, Sr.

  /s/ Gerard H. Sweeney                  President, Chief Executive Officer
---------------------------------        and Trustee (Principal Executive
      Gerard H. Sweeney                  Officer)

  /s/ Mark S. Kripke                     Chief Financial Officer (Principal
---------------------------------        Financial and Accounting Officer)
      Mark S. Kripke

  /s/ Warren V. Musser                   Trustee
---------------------------------
      Warren V. Musser

  /s/ Walter D'Alessio                   Trustee
---------------------------------
      Walter D'Alessio

  /s/ Charles P. Pizzi                   Trustee
---------------------------------
      Charles P. Pizzi

                                  EXHIBIT INDEX
                                  -------------

Exhibit                                     Exhibit
 Number                                    Description
-------                                    -----------
   4.3                         Form of Indenture for Senior Debt Security

   4.4                         Form of Senior Debt Security (included in
                               Exhibit 4.3)

   4.5                         Form of Indenture for Subordinated Debt
                               Security

   4.6                         Form of Subordinated Debt Security (included in
                               Exhibit 4.5)

   5.1 Opinion of Pepper Hamilton LLP regarding the validity of securities being registered

   5.2 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of securities being registered

   8.1 Opinion of Arthur Andersen LLP regarding tax matters.

  12.1 Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Share Distributions

  23.1                         Consent of Arthur Andersen LLP

  23.2                         Consent of Zelenkofske, Axelrod & Co., Ltd.

  23.3                         Consent of Pepper Hamilton LLP (contained in
                               Exhibit 5.1)

  23.4 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.2)

  23.5 Consent of Arthur Andersen LLP regarding opinion as to tax matters (contained in Exhibit 8.1)

  24 Power of Attorney (filed as part of the signature page to the Registration Statement)